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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                February 27, 2004
                        (Date of earliest event reported)


                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                              0-29288               06-0868496
--------                              -------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                  File Number)           Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                         10020
-----------------------------------------                         -----
(Address of principal executive offices)                        (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (212) 218-7910
                                                               --------------

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We are filing the Share Acquisition Agreement and the Tax Deed Agreement
executed by Griffin with respect to its sale of all of its B Ordinary Shares of Centaur Communications Limited as previously reported.


Item 7.          Financial Statements and Exhibits
-------          ---------------------------------

(c) Exhibits

Exhibit 2.3 Share Acquisition Agreement relating to Centaur Communications Limited dated 27 February 2004, among The Sellers (as defined therein) and Centaur Holdings PLC

Exhibit 2.4 Tax Deed Agreement relating to Centaur Communications Limited dated 27 February 2004, among The Sellers (as defined therein) and
Centaur Holdings PLC


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFIN LAND & NURSERIES, INC.


                              /s/  Anthony J. Galici
                              ----------------------
                              Anthony J. Galici
                              Vice President, Chief Financial Officer and
                              Secretary

Dated:  March 9, 2004

--------------------------------------------------------------------------------


         Exhibit 2.3           CONFORMED  COPY
                               ---------------

                             Dated 27 February 2004


                     (1)     THE SELLERS (AS DEFINED HEREIN)

                          (2)     CENTAUR HOLDINGS PLC





                           SHARE ACQUISITION AGREEMENT
                                   RELATING TO
                         CENTAUR COMMUNICATIONS LIMITED

                                    CONTENTS

CLAUSE

1.     Definitions  and  Interpretation
2.     Conditions  and  Sale  of  Shares
3.     Consideration
4.     Completion
       -  Obligations  upon  Execution
       -  Position  pending  Completion
       -  Termination
       -  Escrow  Completion  requirements
       -  Completion  requirements
5.     Warranties
6.     Protection  of  goodwill
7.     Confidentiality
8.     Announcements
9.     Costs
10.    Capacity  and  Shares
11.    Applicable  law  and  jurisdiction
12.    General
13.    Notices

SCHEDULE

1     The  Sellers
2     The  Company  and  the  Subsidiaries
3     Escrow  Completion  obligations
4     Cash  Balances  Statement
5     Warranties
6     Limitations  on  Claims
7     Properties
8     Pensions

------


DOCUMENTS  IN  THE  APPROVED  TERMS

1     Tax  Deed
2     Powers  of  attorney
3     Co-operation  Agreement
4     Foreign  legal  opinion
5     Board  resolutions
6     Loan  Note  Instrument
7     Escrow  Instruction  Letter
8     Irrevocable  Undertakings  re  D  Offer
9     D  Option  Letter
10    Undertaking  re  funds

ANNEXURES

1     Accounts
2     Management  Accounts
3     Placing  Agreement
4     Admission  Document
5     D  Offer  Document  (including  form  of  acceptance)

THIS AGREEMENT is made on 27 February 2004

BETWEEN:

(1) THE SEVERAL PERSONS whose names and addresses are set out in Schedule 1 (together the "SELLERS"); and

(2) CENTAUR HOLDINGS PLC, incorporated in England and Wales with registered number 4948078 and whose registered office is at St. Giles House, 50 Poland Street, London W1F 7AX (the "BUYER").

INTRODUCTION

The Sellers have agreed to sell and the Buyer has agreed to buy the Shares on the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 The following words and expressions where used in this Agreement have the meanings given to them below:

   ACCOUNTS the audited consolidated financial statements of the Target Group and the financial statements of each Target Group Company, prepared in accordance with the Act for the accounting reference period ended on the Accounts Date, true copies of which comprise Annexure 1.

   ACCOUNTS  DATE            30 June 2003.

   ACT                       the Companies Act 1985.

   ADMISSION                 shall have the same meaning as in the
                             Placing Agreement.

   ADMISSION CONDITION       shall mean the Condition in clause 2.1.2.

   ADMISSION DOCUMENT        the AIM admission document to be issued by the
                             Buyer in the form (or substantially in the form) of the document comprising Annexure 4.

   AFFILIATE                 in relation to any person, any parent undertaking
                             of that person, and any subsidiary undertaking of that person or of any such parent undertaking and the terms "PARENT UNDERTAKING" and "SUBSIDIARY
                             UNDERTAKING" shall have the meanings given in the Act.

   AIM                       the Alternative Investment Market of the London
                             Stock Exchange.

   AIM RULES                 the rules of the London Stock Exchange governing
                             the admission to and operation of AIM.

   BUSINESS each of the businesses carried on by the Company and any other Target Group Company.

   BUSINESS DAY              any day other than a Saturday, Sunday, English
                             public or bank holiday or public or bank holiday in the United States of America.

   BUSINESS IPR              all Intellectual Property Rights used for any
                             Purpose in connection with the Business including, without limitation, the Licensed IPR and the Business Names.

   BUSINESS NAME(S)          the names of the Products marketed, published,
                             organised and/or supplied by the Company or any other Target Group Company.

   BUYER GROUP               the Buyer and any subsidiary undertaking of the
                             Buyer or such parent undertaking (including, with effect from Completion, every other Target Group
                             Company) from time to time and references to "BUYER GROUP COMPANY" and to "ANY MEMBER OF THE
                             BUYER GROUP" shall be construed accordingly.

   BUYER'S SOLICITORS        Travers Smith Braithwaite of 10 Snow Hill,
                             London EC1A  2AL.

   CASH BALANCES             an amount equal to the aggregate of (a) all cash
                             deposits with any bank by any Target Group Company
                             (whether on current account or otherwise but for and on behalf of a Target Group Company) and (b) the amount of all uncleared cheques received by any Target Group Company but after deducting (i) the amount of all uncleared cheques drawn by any Target Group Company and (ii) any cash paid on or as a result of the exercise of any D Options in each case as at close of business on 1 March 2004;

   CASH BALANCES STATEMENT   the statement of Completion Cash Balances prepared
                             in accordance with clause 3 and Schedule 4.

   CENTAUR SHARE SCHEMES     the Centaur Communications Limited 1984 Executive
                             Share Option Scheme and the Centaur Communications
                             Limited Unapproved Share Option  Scheme.

   CERTIFICATES OF TITLE     the certificates of title dated 27 February 2004
                             relating to:
                             (i)    St Giles House, 49 and 50 and part of
                                    51 Poland  Street, London  W1;  and
                             (ii)   part ground and basement, 1st, 2nd, 3rd and
                                    4th floor 12/26
                                    (even) Lexington Street, London W1; and
                             (iii)  3rd, 4th and 5th floor, 134/140 (even)
                                    Oxford Street and 77/84 Wells Street,
                                    London
                              prepared by the Seller's Solicitors in connection with this Agreement and addressed to the Buyer.

   COMPANY Centaur Communications Limited, details of which are set out in Part I of Schedule 2.

   COMPLETION                 completion of the sale and purchase of the Shares
                              under this Agreement which shall be deemed to occur in accordance with the provisions of clause 4.14.

   COMPLETION CASH BALANCES   the amount of Cash Balances of the Target Group
                              as at close of business on 1 March 2004 (less any outstanding Indebtedness of the Target Group as at close of business on 1 March 2004) and agreed, deemed to be agreed or determined (as the case may be) pursuant to clause 3 applying the provisions of and making any adjustments required by Schedule 4.

   COMPLETION DATE            the date on which Completion occurs.

   CONDITIONS                 the conditions referred to in clause 2.1.

   CONFIDENTIAL INFORMATION   all information (whether oral or recorded in any
                              medium) relating to the business, financial or other affairs (including future plans) of the Company or any other Target Group Company, which is treated by the Company or that Target Group
                              Company (as the case may be) as confidential, or is marked or is by its nature confidential, together with the contents of this Agreement
                              (including all Schedules and Annexures).

   CONSIDERATION              the sum of 8.36 pounds per share to be satisfied
                              by the aggregate of:-

                              (a)     the Initial Cash Consideration;

                              (b)     the Consideration Loan Notes;

                              (c)     the Consideration Shares; and

                              (d) the release of the amount (if any) of the Retention.

   CONSIDERATION LOAN NOTES   the loan notes to be constituted under the loan
                              note instrument in the approved terms, to be executed by the Buyer on Completion, and to be issued to the Sellers in the amounts set out opposite their respective names in column 6 of Schedule 1.

   CONSIDERATION SHARES       the 13,382,629 ordinary shares of 10 pence each
                              In the capital of the Buyer to be issued to the Sellers named in Schedule 1 in the numbers set out opposite their respective names in column 5 of Schedule 1 credited as fully paid.

   CONTRACTS                  all  contracts,  agreements,  licences and other
                              legally binding arrangements which have been entered into or undertaken by or on behalf of the Company or any other Target Group Company on or prior to Completion.

   CO-OPERATION AGREEMENT     the agreement between the Buyer, the Company and
                              the directors of the Company in the approved terms.

   COPYRIGHT                  copyright,  which  includes  all  rights  in
                              computer software and in databases and all rights or forms of protection which have equivalent or similar effect to the foregoing and which subsist anywhere in the world.

   CUSTOMER any customer of the Company or any other Target Group Company including (without limitation) purchasers of advertising space (whether display, recruitment or classified) in relation to any of the Products and exhibitors or sponsors (whether paying or non-paying) at or in respect of any of the Products.

   DISCLOSURE LETTER          the letter dated the same date as this Agreement
                              from the Warrantors to the Buyer containing disclosures against the Warranties.

   D  OFFER                   the  offer  to  be  made  by or on behalf of the
                              Buyer to acquire the entire issued D Shares and those D Shares to be issued following the exercise of D Options, as contained in the D Offer Document.

   D  OFFER  DOCUMENT         the  document  (including  the  accompanying
                              form of acceptance) incorporating the D Offer and a recommendation from the directors of the Company to holders of D Shares to accept the D Offer, a true copy of which comprises Annexure 5.

   D  OPTIONS                 the  options  held by certain individuals over
                              D Shares under  the  Centaur  Share  Schemes.

   D  OPTION  LETTER          the  letter  (including  the  accompanying  form
                              of election) to the holders of D Options inviting them to exercise their options to subscribe for D Shares in the Company in the approved terms.

   D  SHARES                  the D ordinary shares of 10 pence each in the
                              capital of the Company.

   ESCROW INSTRUCTION LETTER  the letter in the approved terms to be issued to the Buyer's Solicitors and the Sellers'
                              Solicitors in relation to the escrow arrangements set out in clauses 4.10 to 4.13.

   GRIFFIN  LAND              Griffin Land & Nurseries Inc., details of which
                              are contained in Schedule 1.

   HARDWARE the computer and data processing systems used by the Company or any other Target Group Company excluding the Software, but including all plant and equipment which may include embedded software or similar processing systems.

   ICTA  1988                 the  Income  and  Corporation  Taxes  Act  1988.

   INDEBTEDNESS               the  indebtedness  (if  any) owed by any Target
                              Group Company  as at close of business on 1 March
                              2004 to any person whatsoever for or in
                              respect  of:

                              (a)     moneys  borrowed;

                              (b) any amount raised by acceptance under any acceptance credit facility;

                              (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

                              (d) any amount raised under any other transactions (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

                              (e)     any  amount  owed,  or becoming payable
                                      by the Company to Macfarlanes in
                                      connection with any matter contemplated by this Agreement, the D Offer, Admission or the D Option Letter;

                              (f)     the amount of employers national
                                      insurance contributions payable by the
                                      Company  in respect of the exercise of
                                      D Options calculated on the basis set out in Part II of Schedule 4; and

                              (g) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to
                                      (d)  above

              But  excluding  for  these  purposes:

                               (i)     any  indebtedness owed by any Target
                                       Group Company to any
                                       other  Target  Group  Company;

                               (ii) amounts owed to Customers, suppliers or any other third party by any Target Group Company in the ordinary course of Business including prepayments and amortised subscription income other than any amount having the commercial effect of a borrowing.

   INITIAL CASH CONSIDERATION    the  sum of 96,045,831.08 pounds (ninety  six
                                 million, fourty five thousand, eight hundred and thirty one pounds and eight pence) to be paid by the Buyer to the Sellers on Completion in the amounts set out opposite their respective names in column 3 of Schedule 1.

   INTELLECTUAL PROPERTY RIGHTS  patents,  trade  marks,  trade  names, service marks, domain names, design rights, Copyright, Know-How and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world.

   INTERIM  ACCOUNTS             the  unaudited  consolidated  interim accounts
                                 of the Target Group for the six month period ended on the Interim Accounts Date.

   INTERIM  ACCOUNTS  DATE       31  December  2003.

   IPR  AGREEMENTS               the agreements or legally binding arrangements
                                 pursuant to  which the Company or any other
                                 Target Group Company grants rights to use the Business IPR or pursuant to which the Company or any other Target Group Company is granted rights to use Licensed IPR.

   IT  SYSTEMS                   the  Hardware  and  the  Software.

   KEY  SELLERS                  the  Warrantors.

   KNOW-HOW inventions, discoveries, improvements, processes, formulae, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, drawings and information relating to customers and suppliers (whether confidential or not and in whatever form held), in each case owned by the Company or any other Target Group Company.

   LICENSED  IPR                 Intellectual  Property Rights owned by third
                                 parties which  the  Company or  any  other
                                 Target  Group  Company is permitted to use.

   LONDON  STOCK  EXCHANGE       London  Stock  Exchange  plc.

   LONG  STOP  DATE              1  April  2004  (or such later date as the
                                 parties may agree in writing or as may be determined in accordance with clause 4.6, 4.12.1 or 4.13.1).

   MANAGEMENT  ACCOUNTS          the unaudited consolidated management accounts
                                 of the  Target  Group and  the  unaudited
                                 management accounts of each Target Group
                                 Company for  the  one  month  period  to  31
                                 January 2004, a true copy of which
                                 comprises  Annexure  2.

   MONTH                         a  calendar  month.

   NUMIS                         Numis  Securities  Limited.

   OVERSEAS  SELLERS             Griffin  Land,  VS  &  A Communications and
                                 the Trust Company.

   PENSIONS  SCHEDULE            the  pensions  schedule  set  out  in
                                 Schedule  8.

   PLACING the placing of ordinary shares in the Buyer in accordance with the terms of the Placing Agreement and as described in the Admission Document.

   PLACING  AGREEMENT            the  placing  agreement  dated the same date
                                 as this Agreement and made between, inter alia,
                                 (1) the Buyer and (2) Numis Securities
                                 Limited,
                                 a true copy of which comprises  Annexure  3.

   POS  REGULATIONS              the  Public  Offers  of  Securities
                                 Regulations 1995.

   PRODUCTS any product (including any publication, online portal, conference, exhibition, award ceremony or associated service) which is (or has in the past 12 months been) marketed, published, organised and/or supplied by the Company or any other Target Group Company or any product in the course of development by or on behalf of the Company or any other Target Group Company.

   PROPERTIES                    the  properties,  details  of  which  are  set
                                 out  in Schedule  7.

   RETENTION                     the sum of 1,000,000 (one million pounds
                                 sterling) to be paid by the Buyer into the Retention Account on Completion.

   RETENTION  ACCOUNT             a  designated  interest-bearing deposit
                                  account with NatWest Bank in the joint names of the Sellers' Solicitors and the Buyer's Solicitors.

   RETENTION  RELEASE DATE        the second Business Day after the date on
                                  which the Completion Cash Balances are agreed under clause 3.6.1 or deemed to be agreed under clause 3.7 or determined under clause 3.8 (as the case may be).

   SECURITY  INTEREST             any  mortgage,  charge  (whether fixed or
                                  floating), lien, option, pledge, assignment, trust arrangement, right of pre-emption, third party right or interest or other security interest or encumbrance of any kind and any agreement, whether conditional or otherwise, to create any of the foregoing.

   SELLERS'  SOLICITORS           Macfarlanes of 10 Norwich Street,
                                  London EC4A 1BD.

   SHARES the 2,272,490 A ordinary shares of 10p each, the 5,428,194 B ordinary shares of 10p each and the 5,457,169 C ordinary shares of 10p each in the capital of the Company comprising all of the A ordinary shares, B ordinary shares and C ordinary shares of 10 pence each in the capital of the Company in issue at Completion.

   SOFTWARE                       all computer software used in the Business.

   SUBSIDIARIES                   the  subsidiary  undertakings of the Company,
                                  details of  which  are  set  out  in
                                  Part  II  of  Schedule  2.

   TARGET GROUP                   the Company and the Subsidiaries and
                                  References to "TARGET GROUP  COMPANY"
                                  and  to  "ANY MEMBER  OF  THE TARGET
                                  GROUP" shall be
                                  construed accordingly.

   TAXATION shall have the meaning attributed to "Taxation" in the Tax Deed and the expression "FOR TAXATION PURPOSES" shall also have the meaning attributed to it in the Tax Deed.

   TAXATION  AUTHORITY:           shall  have  the  meaning  attributed to
                                  "Taxation Authority"  in  the  Tax  Deed;

   TAX  DEED                      the  deed  in  the  approved terms to be
                                  entered into at Completion.

   TCGA  1992                     Taxation  of  Chargeable  Gains  Act  1992.

   TRANSFERRED  EMPLOYEE          means  any  employee  of  the  Target Group
                                  whose employment was transferred under the Transfer of Undertakings (Protection of Employment) Regulations 1981 by virtue of the Sale of Business Agreement dated 31 March 1999 between United News &
                                  Media Group Limited, Chiron
                                  Communications Limited  and  Centaur
                                  Communications  Limited.

   TRUST  COMPANY                 ZRH  Nominees  (0022)  Limited.

   VS  &  A  COMMUNICATIONS       VS  &  A  Communications  Partners  II  L.P.

   WARRANTIES                     the  warranties  set  out  in  Schedule  5.

   WARRANTORS                     Graham Sherren, Griffin Land and VS & A
                                  Communications.


1.2 Unless the context requires otherwise, words and expressions defined in or having a meaning provided by the Act at the date of this Agreement, shall have the same meaning in this Agreement. The term "CONNECTED WITH" shall have the meaning attributed to it at the date of this Agreement by section 839 ICTA 1988.

1.3     Unless  the context requires otherwise, references in this Agreement to:

1.3.1 any of the masculine, feminine and neuter genders shall include other genders;

1.3.2     the  singular  shall  include  the  plural  and  vice  versa;

1.3.3 a "PERSON" shall include a reference to any natural person, body corporate, unincorporated association, partnership and trust;

1.3.4     a  company  shall  include  a  reference  to  any  body  corporate;

1.3.5 "EMPLOYEES" shall be deemed to include workers and consultants, and references to "CONTRACTS OF EMPLOYMENT" and to "COMMENCEMENT OR CESSATION OF EMPLOYMENT" shall be deemed to include contracts for consultancy and commencement or cessation of consultancy;

1.3.6 any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed so as to include a reference to the same as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase any liability or impose any additional obligation under this Agreement;

1.3.7 any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

1.3.8 any time or date shall be construed as a reference to the time or date prevailing in England.

1.4 The headings in this Agreement are for convenience only and shall not affect its meaning. References to a "CLAUSE", "SCHEDULE" or "PARAGRAPH" are (unless otherwise stated) to a clause of and Schedule to this Agreement and to a paragraph of the relevant Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.5 A document expressed to be "IN THE APPROVED TERMS" means a document, the terms of which have been approved by the Buyer's Solicitors and Sellers' Solicitors and a copy of which has been identified as such and initialled by or on behalf of each such party.

1.6 A document expressed to be an "ANNEXURE" means a document a copy of which has been identified as such and initialled by or on behalf of each party.

1.7 In construing this Agreement, general words introduced by the word "OTHER" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.     CONDITIONS  AND  SALE  OF  SHARES

       CONDITIONS

2.1 Save for the provisions contained in Clauses 1 (definition and interpretation), 2 (conditions), 4 (position pending completion), 7 (confidentiality), 8 (announcements), 11 (applicable law and jurisdiction), 12 (general) and 13 (notices) this Agreement (including, for the avoidance of doubt, any obligation of the Sellers to sell (or procure to be sold) the Shares and any obligation of the Buyer to buy the Shares) shall be conditional in all respects upon:

2.1.1 the Placing Agreement having been duly entered into, remaining in force and not having been terminated prior to Admission and becoming or being declared unconditional in all respects (save in respect of Admission or any condition relating to the completion of this Agreement) in accordance with its terms;

2.1.2     Admission  occurring;

2.1.3 the D Offer becoming or being declared by the Buyer unconditional as to acceptances in accordance with its terms.

2.2 The Buyer may in its absolute discretion (by notice in writing to the Key Sellers) waive the Condition in clause 2.1.3, in whole or in part, at any time by declaring the D Offer unconditional as to acceptances.

2.3 Without prejudice to the accrued rights of any Party, if any of the Conditions set out in clause 2.1 above shall not have been satisfied by the Long Stop Date, this Agreement (except for the provisions of this Clause 2.2 and of Clauses 1, 7, 8, 11, 12 and 13) shall be null and void and of no further effect and the parties shall be released and discharged from their respective obligations under this Agreement.

       SALE  OF  SHARES

2.4 Each of the Sellers shall sell (or procure to be sold) the Shares set opposite his name in column 2 of Schedule 1 and the Buyer shall buy such Shares on the terms of this Agreement.

2.5 Each of the Sellers shall procure that the Buyer acquires good title to the Shares set opposite his name in column 2 of Schedule 1, free from all Security Interests.

2.6 The Buyer shall buy the Shares with effect from and including the Completion Date to the intent that as from that date all rights and advantages accruing to the Shares, including any dividends or distributions declared, made or paid on the Shares on or after that date, shall belong to the Buyer.

2.7 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the sale of all the Shares is completed simultaneously.

2.8 Save in respect of the rights conferred on the holder of the C ordinary shares in the Company pursuant to article 8.3 of the Company's articles of association, or in respect of any rights conferred on each Seller which he is, or may be required to exercise in order to comply with his obligations pursuant to, or as contemplated by, this Agreement, each Seller waives (or agrees to procure the waiver of) any rights or restrictions conferred on him or on any other person which may exist in relation to the transfer of the Shares or the D Shares under the articles of association of the Company or otherwise in connection with the matters contemplated by this Agreement and the D Offer.

3.     CONSIDERATION

3.1 The aggregate consideration for the sale of the Shares shall be 109,999,651.08 pounds less any adjustment pursuant to clause 3.3, such amount to be satisfied by the payment of the Initial Cash Consideration, the issue of the Consideration Shares and the Consideration Loan Notes in accordance with clause 3.2 and the release of the amount (if any) of the Retention to the Sellers in accordance with clauses 3.3 and 3.4. The Consideration and the Retention shall be apportioned between the Sellers as shown in
Schedule  1.

3.2     At  Completion,  the  Buyer  shall:

3.2.1 pay the Initial Cash Consideration to the Sellers' Solicitors by telegraphic transfer to the Royal Bank of Scotland of 62-63 Threadneedle Street, London EC2R 8LA, sort code 15-10-00, account number 15388776, valid receipt of which shall discharge the Buyer from its obligation to pay the Initial Cash Consideration to the Sellers;

3.2.2 allot and issue the number of Consideration Shares set opposite each Seller's name in column 5 of Schedule 1 to such Sellers;

3.2.3 issue the nominal value of Consideration Loan Notes set opposite each Seller's name in column 6 of Schedule 1 to such Sellers;

3.2.4     pay  the Retention into the Retention Account by telegraphic transfer.

3.3 If the Cash Balances Statement as agreed or determined in accordance with this clause 3 shows that the Target Group has Completion Cash Balances of less than 3,881,000 pounds (the amount by which the Completion Cash Balances is less than 3,881,000 pounds being referred to as the "SHORTFALL") then on the Retention Release Date:

3.3.1 subject to clause 3.3.3 if the Shortfall is less than the Retention, the Buyer and the Sellers, acting through the Key Sellers, shall jointly instruct the Buyer's Solicitors and the Sellers' Solicitors to release an amount equal to the Shortfall to the Buyer's Solicitors, on behalf of the Buyer and to release the balance of funds in the Retention to the Sellers' Solicitors who shall distribute such amount to the Sellers pro rata to their holding of the Shares as at Completion;

3.3.2 if the Shortfall is equal to or exceeds the Retention, then the Buyer and the Sellers, acting through the Key Sellers, shall jointly instruct the Buyer's Solicitors and the Sellers' Solicitors to release the Retention to the Buyer's Solicitors and the Sellers shall pay an amount to the Buyer on demand to the Key Sellers in respect of the difference between the Shortfall and the amount of the Retention, such payment to be borne by the Key Sellers in the proportions specified in column 6 of the table in paragraph 3 of Schedule 6 up to a maximum of 3,881,000 pounds;

3.3.3 if the Shortfall is equal to or is less than 50,000 pounds the provisions of clause 3.4 shall apply.

3.4 If the Cash Balances Statement as agreed or determined in accordance with clause 3 shows that the Target Group has Completion Cash Balances equal to or greater than 3,881,000 pounds then, on the Retention Release Date the Buyer and the Sellers, acting through the Key Sellers, shall jointly instruct the Buyer's Solicitors and the Sellers' Solicitors to release the Retention to the Sellers' Solicitors who shall distribute such amount to the Sellers pro rata to their holding of the Shares as at Completion.

3.5 As soon as practicable following Completion but in any event within 20 Business Days after the Completion Date, the Key Sellers shall procure the preparation of a draft Cash Balances Statement on the basis of the requirements, accounting policies and accounting methods set out in Parts I and II of Schedule 4.

3.6 When the draft Cash Balances Statement has been prepared, the Key Sellers shall forthwith deliver a copy of it to the Buyer. The Buyer and its accountants shall then have a period of 20 Business Days after the date on which the Key Sellers deliver the draft Cash Balances Statement to the Buyer (the "REVIEW PERIOD") within which to review the draft Cash Balances Statement. The Buyer shall, before the expiry of the Review Period, either:

3.6.1 confirm in writing to the Key Sellers that it agrees that the draft Cash Balances Statement has been duly prepared and that the value of the Completion Cash Balances is as certified in the draft Cash Balances Statement and that the draft Cash Balances Statement shall constitute the Cash Balances
Statement  for  the  purposes  of  the  Agreement;  or

3.6.2 give notice in writing to the Key Sellers stating that it does not agree with the draft Cash Balances Statement and setting out details of the Buyer's proposed adjustments to the draft Cash Balances Statement and to the value of the Completion Cash Balances (if any) provided that if the aggregate value of such adjustments is 50,000 pounds or less, then the Buyer shall be deemed to have agreed the draft Cash Balances Statement as originally drafted, including the certificate of the value of the Completion Cash Balances.

3.7 If the Buyer fails so to confirm before expiry of the Review Period or fails to give a notice in accordance with clause 3.6 the draft Cash Balances Statement and the value of Completion Cash Balances certified in that statement shall be deemed to have been finally accepted and agreed by the Sellers and the Buyer and that the draft Cash Balances Statement shall constitute the Cash Balances Statement for the purposes of the Agreement.

3.8 If the Buyer serves a valid notice in accordance with clause 3.6.2 and the aggregate value of the Buyer's proposed adjustments to the Cash Balances Statement and/or the value of the Completion Cash Balances exceeds
50,000 pounds:

3.8.1 the parties shall endeavour to resolve all matters in dispute as soon as practicable. If they fail to resolve such matters within 20 Business Days of such failure or the date on which the Key Sellers receive such notice from the Buyer (or such longer period as the parties shall agree) (the "RESOLUTION PERIOD") the Buyer or the Key Sellers may refer any matter in dispute to an independent chartered accountant for resolution. The identity of such accountant shall be agreed between the parties and he shall be appointed within 10 Business Days of the expiry of the Resolution Period (the "APPOINTMENT
PERIOD"). If the parties fail to make such an appointment within the Appointment Period, the appointment shall be made by the President for the time being of the Institute of Chartered Accountants in England and Wales within 5 Business Days of the expiry of the Appointment Period, on the application of either the Buyer or the Key Sellers. Such accountant so appointed shall be instructed to determine the dispute in accordance with the provisions of this clause 3 and to make such determination as soon as practicable and in any event within 30 Business Days of his being instructed or such longer period as he shall, in his discretion, reasonably require. In making such determination, such accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding on the parties. The costs of such accountant shall be borne by the parties in such proportions as he may direct or, in the absence of any such direction, as to one half by the Buyer and as to the other half by the Sellers; and

3.8.2 the parties shall bear their own costs in connection with the resolution of the matters in dispute.

3.9 The Buyer shall procure that the Key Sellers and their accountants are given all such assistance and access to all such information in the Buyer's control or possession as they may reasonably require in order to assist them with the preparation of the Cash Balances Statement subject to the Key Sellers complying with any hold harmless or similar requirements of the Buyer's accountants in connection with the release of such working papers to the Key Sellers.

3.10 The receipt of the Buyer's Solicitors or the Sellers' Solicitors of any payment made out of the Retention Account shall be an absolute discharge of the paying party.

3.11 The parties shall promptly give to the Sellers' Solicitors and the Buyer's Solicitors all such written instructions as shall be necessary to give effect to the provisions of this clause.

3.12 Interest which accrues on the Retention Account shall follow the capital and be released to the party or parties entitled thereto contemporaneously with, and proportionately to, the release of the capital.



4.     COMPLETION

       OBLIGATIONS  UPON  EXECUTION

4.1     Upon  the  execution  of  this  Agreement, the Key Sellers undertake to:

4.1.1 procure that the Company and the directors of the Company enter into the Co-operation Agreement and deliver the same to the Buyer;

4.1.2 deliver to the Buyer irrevocable undertakings in the approved terms in relation to (i) acceptance of the D Offer in respect of not less that 50% of the issued D share capital of the Company; and (ii) a rollover into options over shares in the Buyer in respect of D Options to subscribe for not less than 241,557 D Shares;

4.1.3 (subject to approval by Numis for the purposes of section 21 of the Financial Services and Markets Act 2000) procure that the Company authorises the despatch of the D Offer Document and the D Option Letter;

4.1.4 procure so far as they are able (a) that the Company provides all reasonable assistance to the Buyer to enable the D Offer to be declared unconditional as to acceptances and (b) the exercise or roll over of D Options to subscribe for D Shares by such option holders;

4.1.5 deliver foreign legal opinions in the approved terms to the Buyer confirming, among other things, that each of VS&A Communications, Griffin Land and the Trust Company has full power and authority to enter into and perform this Agreement (and any other agreement or arrangement required to be entered into in connection with this Agreement) and that the receipt by each of them of Consideration Shares and/or Consideration Loan Notes, as appropriate, will not breach any laws or regulatory requirements of the relevant jurisdictions which apply to them; and

4.1.6 (subject to approval by Numis for the purpose section 21 of the Financial Services and Markets Act 2000) procure that the Company posts the D
Option  Letter  to  the  holders  of      D  Options.

4.2 As soon as reasonably practicable and in any event not later than 5.00 p.m. on 1 March 2004, the Buyer undertakes (to the extent consistent with the fiduciary duties of its directors) to:

4.2.1     deliver  a  copy  of  the  executed  Placing Agreement to the Sellers'
Solicitors;

4.2.2 publish the Admission Document and comply with all requirements of the London Stock Exchange as may be necessary to procure Admission on or before the Long Stop Date; and

4.2.3     subject  to approval by Numis, the authorisation referred to in clause
4.1.3  and  filing  of  the  Admission Document with Companies House, post the D
Offer  Document  to  D  shareholders  and  for  information only to holders of D
Options.

       POSITION  PENDING  COMPLETION

4.3     From the date of this Agreement until Completion, the Key Sellers shall:

4.3.1 procure that the business of each Target Group Company is carried on in the ordinary and usual course as regards its nature, scope and manner;

4.3.2 procure that the Buyer and its agents will, at reasonable times and on reasonable notice, be given reasonable access to management and the records and papers, documents and data (in whatever form they may exist) of each Target Group Company;

4.3.3 procure that each Target Group Company will continue to pay creditors and collect debts in accordance with the usual custom and practice of the relevant Target Group Company;

4.3.4 use their reasonable endeavours to procure so far as they are able that no Target Group Company shall knowingly do, allow or procure any act or omission which would to the knowledge of the Key Sellers require the Buyer to issue a supplementary admission document as required by the AIM Rules; and

4.3.5 disclose to the Buyer in writing immediately upon becoming aware of any fact, matter, event or circumstance which would or might in the Key Sellers' reasonable opinion require the Buyer to issue a supplementary admission document as required by the AIM Rules.

4.4 Without prejudice to clause 4.3, from the date of this Agreement until Completion, the Key Sellers shall procure that no member of the Target Group shall except to the extent contemplated by the Perfect Information capitalisation take any of the following steps without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed:

4.4.1 other than on the exercise of the D Options or any outstanding options to subscribe for ordinary shares in Perfect Information Limited disclosed in the Disclosure Letter, admit any person as a member (whether by subscription, transfer or transmission);

4.4.2     make  any  increase  or  reduction  or  other  alteration  whatsoever
(including by way of redemption, purchase, sub-division, consolidation or redesignation) of its share capital or grant any option to subscribe for or acquire any of its shares or issue any securities convertible into any of its shares;

4.4.3 declare or pay any dividend or make any other distribution in respect of its profits, assets or reserves or in any other way reduce its reserves (other than any reduction in reserves which may result from the carrying on of the business of any Target Group Company in the ordinary course);

4.4.4 otherwise than in the ordinary and usual course of trading, sell, lease, transfer, license or otherwise dispose of or purchase, lease, license or otherwise acquire assets, businesses or undertakings (or any interest therein) of a value exceeding 20,000 pounds whether by a single transaction or by a series of transactions (related or not);

4.4.5 enter into or make itself liable for any capital commitment (whether by way of purchase, lease, hire purchase or otherwise) which either individually or when taken together with any other capital commitment exceeds
50,000 pounds;

4.4.6 form, enter into, terminate or withdraw from any partnership, consortium, joint venture or any other unincorporated association;

4.4.7 enter into, or increase or extend any liability under, any guarantee or indemnity (save to the extent such increase or extension occurs pursuant to the terms of any such guarantee, or indemnity already entered into);

4.4.8 except in the ordinary and usual course of trading, amend, vary or waive any material provision of, or enter into, fail to enforce or terminate (or give notice to terminate), any employment arrangements of any director, officer or senior employee or provide a gratuitous payment or benefit to such a person (or any of their dependants);

4.4.9 except in the ordinary course of trading, amend, vary, waive or breach any material provision of, or enter into, fail to enforce or terminate (or give notice to terminate) any contract to which any Target Group Company is a party which is material or outside the ordinary and usual course of trading;

4.4.10 make, increase or extend any loan or advance or grant any credit to anyone whomsoever (other than (i) trade credit in the ordinary and usual course of trading or (ii) advances made to employees against expenses properly incurred by them);

4.4.11 grant, create or allow to arise any Security Interest over any of its material assets (other than charges arising by operation of law in the ordinary and usual course of trading);

4.4.12 borrow any monies or incur any indebtedness or other liability other than trade credit in the ordinary and usual course of trading;

4.4.13 acquire or dispose of any freehold or leasehold property, grant or surrender a lease in respect of such property or take or omit to take any action which could prejudice the continuation of any such lease;

4.4.14 incorporate or liquidate any subsidiary undertaking or effect any hive-up or hive-down or any reorganisation;

4.4.15 initiate, discontinue or settle any litigation or arbitration proceedings where the amount claimed (either by or against it) exceeds 20,000 pounds per claim;

4.4.16 enter into any commitment or agreement, or put itself in a position where it is obliged to announce that any commitment or agreement may be entered into which could materially or adversely affect the Placing or which is or may be material in relation to the Placing or is material in the context of the business or affairs of the Target Group taken as a whole; or

4.4.17 enter into a legally binding agreement to do any of the things referred to in this clause 4.4.

4.5     TERMINATION

4.5.1 Subject to clause 4.5.2 and without prejudice to any other remedies or accrued rights which it may have against the Sellers (or any of them), the Buyer shall be entitled by notice to the Sellers to terminate this Agreement if, at any time on or before the Long Stop Date or Completion (if earlier) the Buyer becomes aware of any fact, matter, event or circumstance which:

(a) constitutes a material breach of any of the Warranties given upon the execution of this Agreement;

(b) will constitute a material breach of any of the Warranties when deemed given again immediately prior to Escrow Completion or Completion (as defined below); or

(c) would in the reasonable opinion of Numis require the Buyer to issue a supplementary admission document in accordance with the AIM Rules,

     whereupon the provisions of this Agreement (other than clauses 1 (Definitions and Interpretation) 4.5, 7 (Confidentiality), 8 (Announcements), 9 (Costs), 11 (Applicable law and jurisdiction), 12 (General) and 13 (Notices)) shall cease to have effect.

4.5.2 The exercise of the right in clause 4.8.1 by the Buyer to terminate this Agreement shall extinguish any right to damages for breach of any Warranty to which the Buyer may be entitled in respect of any fact, matter, event or circumstance referred to in clause 4.8.1 to the extent that such fact, matter, event or circumstance arises in consequence only of one or more of the following:-

(a) the occurrence after the date of this Agreement and prior to Completion of an event constituting a material breach or non-fulfilment of any Warranty when repeated at Escrow Completion or Completion if such event could not reasonably have been avoided or prevented by action taken by the Sellers before or after the date of this Agreement and before Completion and such occurrence is duly notified in writing to the Buyer in accordance with Clause 5.12;

(b) any act or thing done or omitted to be done at any time after the date of this Agreement at the written request or with the written approval of the Buyer; or

(c) the occurrence of any abnormal event or factor affecting to the same extent all persons carrying on business in the United Kingdom similar to that carried on by the Target Group.

4.6 If, on the occurrence of the circumstances provided for in clause 4.5.1(c) the Buyer does not serve notice on the Sellers terminating this Agreement, and the Buyer is required to issue a supplementary admission document in accordance with the AIM Rules then the Buyer shall be entitled, at its discretion, to defer the Long Stop Date (and the Escrow Completion Date if such date has been fixed in accordance with clause 4.13) to such date as the Buyer reasonably believes is necessary to produce such supplementary admission document and satisfy any outstanding Conditions, up to a maximum deferral period of 10 Business Days.

4.7 For the purposes of clause 4.5, the expression "MATERIAL BREACH" shall mean a breach which is material in the context of the Target Group taken as a whole.

4.8 If the Buyer wishes to terminate this Agreement pursuant to clause 4.5, it shall do so by serving a written notice to that effect on the Sellers. Such notice shall specify the grounds on which this Agreement is being terminated.

4.9 Save as provided in clauses 2.3, 4.5, 4.12 and 4.13, this Agreement may not be terminated or rescinded.

     ESCROW  COMPLETION  REQUIREMENTS

4.10 Subject to the prior satisfaction (or waiver) of the Condition set out in clause 2.1.3 and the Placing Agreement not having been terminated prior to that date, an escrow completion meeting ("ESCROW COMPLETION") shall take place at the offices of the Buyer's Solicitors on the Business Day immediately prior to the date on which Admission is expected to take place as notified by the Buyer to the Sellers (the "ESCROW COMPLETION DATE"). The date on which Escrow Completion is required to take place in accordance with this clause 4.10 is referred to hereafter as the "SCHEDULED ESCROW COMPLETION DATE" which expression shall include any later date set for Escrow Completion in accordance with clause 4.6, 4.12.1 or 4.13.1. At Escrow Completion:

4.10.1 the Sellers shall perform their obligations in accordance with and as set out in Part I of Schedule 3;

4.10.2 the Buyer shall perform its obligations in accordance with and as set out in Part II of Schedule 3 and clause 3.2, provided that in relation to its obligation in clause 3.2.1 and 3.2.4 the Buyer shall only be required to provide an undertaking that conditional upon Admission and upon the performance by the Sellers of their obligations it will perform such obligations; and

4.10.3     the  Sellers  and  the  Buyer  shall  execute  and deliver the Escrow
Instruction Letter to the Buyer's Solicitors and the Sellers' Solicitors irrevocably instructing them to hold documents executed and delivered pursuant to this clause 4.10 in escrow in accordance with this clause 4.

4.11     Each undated document delivered at Escrow Completion pursuant to clause
4.10 (other than the Escrow Instruction Letter) shall remain undated and shall, together with all other documents required to be delivered pursuant to that clause, be held by the Buyer's Solicitors and the Sellers' Solicitors (as the case may be) in escrow. The escrow arrangement shall terminate and Completion shall take place immediately upon the Admission Condition being satisfied, the Placing Agreement having become unconditional in all respects and not having been terminated prior to Admission and the Buyer's Solicitors providing confirmation that the Initial Cash Consideration has been received in the Buyer's Solicitor's client account and delivering an undertaking (in the approved terms) to issue an instruction that such amount (plus any interest accrued thereon from Completion) be transferred to the Sellers' Solicitors and the Retention to the Retention Account at Completion (together, the "ESCROW CONDITIONS"). During the escrow period, the parties shall procure that none of the documents to be delivered pursuant to clause 4.10 are varied or otherwise amended or terminated and that no notice to terminate any such document or agreement is given. If this Agreement subsequently lapses or is terminated in accordance with clauses 2.3, 4.5, 4.12 or 4.13 respectively, each of the undated documents delivered pursuant to clause 4.10 shall be deemed to be of no effect and the parties shall procure that such documents shall be released back to the party who delivered such document into escrow.

4.12 Without prejudice to any other remedies or accrued rights which the Buyer may have against the Sellers (or any of them), if the Sellers (or any of them) shall not have complied with all their obligations under clause 4.10, the Buyer shall be entitled, at its discretion:

4.12.1 to defer the Escrow Completion Date to any subsequent Business Day falling not more than 20 Business Days after the scheduled Escrow Completion Date or any later Escrow Completion Date set in accordance with this clause (the period between the scheduled Escrow Completion Date and the deferred Escrow Completion Date being referred to in this Agreement as the "ESCROW COMPLETION DEFERRAL PERIOD"). In such event this clause 4.12 shall apply to the Escrow Completion Date so deferred and, if the Buyer so elects, the Long Stop Date shall be extended by such number of days, not exceeding the number of days equal to the Escrow Completion Deferral Period plus one Business Day, as the Buyer may determine;

4.12.2 to waive the requirement to fulfil those obligations in whole or in part on the Escrow Completion Date;

4.12.3 so far as practicable, to proceed to Completion in accordance with the remaining provisions of this clause 4; or

4.12.4 by notice to the Sellers to terminate this Agreement, whereupon the provisions of this Agreement (other than clauses 1 (Definitions and Interpretation), 7 (Confidentiality), 8 (Announcements), 9 (Costs), 11 (Applicable law and jurisdiction), 12 (General) and 13 (Notices)) shall cease to have effect provided always that the Buyer shall not be permitted to terminate this Agreement under this clause 4.12.4 if the failure by the Sellers or any of them to comply with their obligations under clause 4.10 are not material in the context of the transactions taken as a whole.

4.13 Without prejudice to any other remedies or accrued rights which the Sellers may have against the Buyer, if the Buyer shall not have complied with all its obligations under clause 4.10, the Sellers shall be entitled, at their discretion:-

4.13.1 to defer the Escrow Completion Date to any subsequent Business Day falling not more than 20 Business Days after the scheduled Escrow Completion Date or any later Escrow Completion Date set in accordance with this clause. In such event this clause 4.13 shall apply to the Escrow Completion Date so deferred and, if the Sellers so elect, the Long Stop Date shall be extended by such number of days, not exceeding the number of days equal to the Escrow Completion Deferral Period plus one Business Day, as the Sellers may determine; or

4.13.2 by notice to the Buyer to terminate this Agreement, whereupon the provisions of this Agreement (other than clauses 1 (Definitions and Interpretation), 7 (Confidentiality), 8 (Announcements), 9 (Costs), 11 (Applicable law and jurisdiction), 12 (General) and 13 (Notices)) shall cease to have effect provided always that the Sellers shall not be permitted to terminate this Agreement under this clause 4.13.2 if the failure by the Buyer to comply with its obligations under clause 4.10 are not material in the context of the transactions taken as a whole.

     COMPLETION  REQUIREMENTS

4.14     Immediately  upon  satisfaction  of  the  Escrow  Conditions:

4.14.1     Completion  shall  take  place  automatically;

4.14.2 each of the documents held in escrow pursuant to clause 4.11 shall be released and become the absolute property of the party entitled thereto (and each of such documents which remained undated at Escrow Completion shall be dated by the Buyer's Solicitors and the Sellers' Solicitors as appropriate, and become effective as of the Completion Date).

4.14.3 the Buyer's Solicitors shall issue an instruction to transfer the Initial Cash Consideration (plus any interest accrued thereon from Completion) to the Sellers' Solicitors and the Retention to the Retention Account in accordance with the terms of the Buyer's Solicitors' undertaking.

4.15 The Buyer and the Sellers shall promptly give to their respective solicitors all such irrevocable instructions as shall be necessary to give effect to the provisions of this clause in accordance with the Escrow Instruction Letter.

4.16 VS&A Communications undertakes to the Buyer that it will exercise its drag-along rights under article 8.3 of the Company's Articles of Association at the direction of the Buyer at any time after the date of this Agreement.

5.     WARRANTIES

5.1 Each of the Warrantors, upon the execution of this Agreement, severally warrants to the Buyer in the terms of the Warranties. Each of the Warrantors acknowledges that the Buyer has relied on the Warranties in entering into this Agreement and in making the D Offer.

5.2 Each Warranty is given subject only to matters disclosed in the Disclosure Letter. For this purpose, and for all purposes under this Agreement, the expression "DISCLOSED" means fairly disclosed in such a manner and in such detail as to enable the Buyer to make an informed assessment of the matter concerned.

5.3 The Buyer confirms to the Warrantors that, save to the extent that it is disclosed in the Disclosure Letter, there is no fact, matter, event or circumstance which is known to the Buyer and which, to the Buyer's actual knowledge, constitutes a breach of Warranty as at the date of this Agreement. For this purpose, the Buyer shall be deemed only to have knowledge of anything of which Jag Mundi, Rhodri Cruwys, Stuart Skinner, Colin Morrison or Patrick Taylor are actually aware. No fact, matter, event or circumstance of which the Buyer may have constructive knowledge shall prejudice any claim made by the Buyer under the Warranties or operate to reduce any amount recoverable.

5.4 The Warranties shall continue in full force and effect notwithstanding Completion.

5.5 Each Warranty shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or any other provision in this Agreement.

5.6 Where any statement in the Warranties is qualified by the expression "TO THE BEST OF THE KNOWLEDGE, INFORMATION AND BELIEF OF THE WARRANTORS" or "SO FAR AS THE WARRANTORS ARE AWARE" or any similar expression, the Warrantors shall be deemed to have knowledge of:

5.6.1 anything of which any of Graham Sherren, Marco Sodi, Michael Danziger, Geoffrey Wilmot, Tom Scruby and Ian Roberts have actual knowledge, or is deemed to have knowledge by clause 5.6.2 but not otherwise;

5.6.2 anything of which such persons as are referred to in clause 5.6.1 ought reasonably to have knowledge given his particular position in, and responsibilities to, any Target Group Company; and

5.6.3 anything which would be revealed after having made all reasonable enquiries of Kate Walker of Watson Wyatt, the Target Group's pensions advisors in respect of those warranties contained in Part XIV of Schedule 5.

5.7 Any claim, save for any claim in respect of a breach of the Warranties contained in paragraph 8 of Part II of Schedule 5, shall be limited in accordance with Schedule 6 provided that none of the provisions in Schedule 6 shall apply to the extent that any Warrantor has fraudulently or dishonestly made or omitted to make a disclosure in the Disclosure Letter.

5.8     Each  Warrantor  agrees  with  the  Buyer:

5.8.1 that the giving by any Target Group Company and/or any of their respective officers, employees, agents or advisers (past or present) to the Sellers (or any of them) or their agents or advisers (past or present) of any information or opinion in connection with the Warranties, the Tax Deed or the Disclosure Letter or otherwise in relation to the business or affairs of any Target Group Company or in connection with the negotiation and preparation of this Agreement, the Tax Deed or the Disclosure Letter shall not be deemed to be a representation, warranty or guarantee to the Warrantors of the accuracy of such information or opinion;

5.8.2 save in the case of fraud or dishonesty on the part of any such person, to waive any right or claim which he may have against any Target Group Company and/or any of their respective officers, employees, agents or advisers for any error, omission or misrepresentation in any such information or opinion; and

5.8.3 that any such right or claim shall not constitute a defence to any claim by the Buyer under or in relation to this Agreement (including the Warranties) or the Tax Deed.

5.9 Each Warranty which is expressed to be given in relation to the Company shall also be deemed to be given in relation to each of the other members of the Target Group as if it had been repeated with respect to each such member naming it in place of the Company throughout.

5.10 The Warrantors shall be deemed to warrant again to the Buyer in the terms of the Warranties immediately before Escrow Completion and again immediately before Completion with reference to the facts and circumstances then subsisting (save that a reference to any fact, matter, event or circumstance existing, occurring or having occurred at or before the date of this Agreement shall also be construed as a reference to its existing, occurring or having occurred at or before Completion or, as the case may be, Escrow Completion), PROVIDED THAT no right to damages or compensation or otherwise in respect of a breach of any Warranty shall arise in consequence only of one or more of the following:-

5.10.1 the occurrence after the date of this Agreement and prior to Escrow Completion or Completion (as the case may be) of an event constituting a breach or non-fulfilment of any Warranty when repeated at Escrow Completion or Completion if such event could not reasonably have been avoided or prevented by action taken by the Sellers before or after the date of this Agreement and before Completion and such occurrence is duly notified in writing to the Purchaser in accordance with Clause 5.12;

5.10.2 any act or thing done or omitted to be done at any time after the date of this Agreement at the written request or with the written approval of the Buyer; or

5.10.3 the occurrence of any abnormal event or factor affecting to the same extent all persons carrying on business in the United Kingdom similar to that carried on by the Target Group.

5.11 The Warrantors shall not, and shall use all reasonable endeavours to procure so far as they are able that no Target Group Company shall, knowingly do, allow or procure any act or omission which to the knowledge of the Warrantors would or might reasonably be expected to constitute a material breach of any of the Warranties prior to Completion. For the purposes of this clause 5.11, the expression "material breach" shall mean a breach which is material in the context of the Target Group taken as a whole.

5.12 Each of the Warrantors undertakes to the Buyer to disclose to it in writing, immediately upon it becoming aware of the same, full details of any fact, matter, event or circumstance which:

5.12.1 constitutes or might reasonably be expected to constitute a breach of any of the Warranties given upon the execution of this Agreement; or

5.12.2 constitutes or might reasonably be expected to constitute a breach of any of the Warranties when deemed given again immediately prior to Escrow Completion or Completion.


6.     PROTECTION  OF  GOODWILL

6.1 Graham Sherren undertakes to the Buyer that he will not, directly or indirectly:

6.1.1 at any time prior to or during the period of 24 calendar months from the Completion Date engage in or be concerned or interested in any business which is carried on within the UK and Ireland in competition with the Business as carried on at the date of this Agreement and/or the Completion Date;

6.1.2 at any time prior to or during the period of 24 calendar months from the Completion Date, solicit or endeavour to solicit the custom of, or deal or endeavour to deal with, any person who is or, at any time during the period of 12 calendar months prior to the Completion Date, was a significant customer or client of any Target Group Company or had during such period been engaged in negotiations with any Target Group Company with a view to entering into a contract with any Target Group Company, in such a way as will or is likely to compete with, or harm the goodwill of, the Company or any other Target Group Company; or

6.1.3 at any time prior to or during the period of 24 calendar months from the Completion Date, interfere or endeavour to interfere with the continuance of supplies to any Target Group Company (or the terms relating to those supplies) by any person who is or at any time during the period of 12 calendar months prior to the Completion Date was a supplier to any Target Group Company or had during such period been engaged in negotiations with any Target Group Company with a view to entering into a supply contract with any Target Group Company for the supply of any goods or services to any Target Group Company.

6.2 Each of the Warrantors severally undertakes to the Buyer that he will not, directly or indirectly at any time prior to or during the period of 24 calendar months from the Completion Date, solicit or entice away, or endeavour to solicit or entice away, from the Company or any other Target Group Company any person who is or was at the Completion Date, or who at any time during the period of 12 calendar months prior to the Completion Date had been, an employee of the Company or any other Target Group Company with a basic salary of 50,000 pounds or more, whether or not such person would commit a breach of his employment contract by reason of leaving service.

6.3 Nothing contained in clause 6.1 shall prevent Graham Sherren from holding by way of bona fide personal investment any units of any authorised unit trust and from being the holder or beneficial owner of any class of securities in:-

6.3.1     the  Buyer;  or

6.3.2 in any other company if such class of securities is listed, or dealt in, on a recognised investment exchange (within the meaning of Part XVIII of the Financial Services and Markets Act 2000) provided that it neither holds nor is beneficially interested in more than a total of 5% of any single class of the securities in that company.

6.4 Each of the undertakings contained in clauses 6.1 and 6.2 is a separate undertaking by Graham Sherren and shall be enforceable by the Buyer (on its own behalf and on behalf of the Company and each Group Company) separately and independently of its right to enforce any one or more of the other covenants contained in clauses 6.1 and 6.2. Each Warrantor agrees (having taken independent legal advice) that the undertakings contained in clauses 6.1 and 6.2 are reasonable and necessary for the protection of the legitimate interests of the Buyer, the Company and any other Target Group Company and that these restrictions do not work harshly on him. It is nevertheless agreed that, if any such undertaking shall be found to be void but would be valid if some part were deleted, then such undertaking shall apply with such deletions as may be necessary to make it valid and enforceable.

6.5 For the purposes of clauses 6.1 and 6.2, "DIRECTLY OR INDIRECTLY" shall (without limiting the expression) mean each of the Warrantors acting either alone or jointly with or on behalf of any other person whether as principal, partner, manager, employee, contractor, director, consultant, investor (subject to clause 6.3) or otherwise.

6.6 Each of the Warrantors undertakes to the Buyer that from the Completion Date he shall, and procure so far as he is able that his connected persons and Affiliates shall, cease in any manner whatsoever to use or display any Business Names or any confusingly similar trade or service marks, trade or service names, domain names, design rights, logos, devices, formats or styles.

6.7 Save as stated in clause 6.9 each of the undertakings contained in clauses 6.1, 6.2 and 6.6 (to the extent they apply to each Warrantor) shall also be deemed to be given by the connected persons and Affiliates of each of the Warrantors, and the Warrantors undertake to procure that each of their connected persons and Affiliates comply with the undertakings set out therein.

6.8 The Buyer confirms that none of the undertakings given by Graham Sherren contained in clauses 6.1, 6.2 and 6.6 will limit the ability of Graham Sherren to carry out his duties and perform his obligations to the Company or the Buyer pursuant to his service agreement from time to time.

6.9     For  the  avoidance  of  doubt:-

6.9.1 the provisions of clause 6.2 shall not apply to VS&A Communications in respect of any company (not being an Affiliate) which VS&A Communications or any of its sister funds is an arms length investor; and

6.9.2 the provisions of clause 6.1.1 shall not operate in anyway to restrict the activities of Jonathan Scott, save in respect of any such activity which directly or indirectly involves Graham Sherren or any of his connected persons (other than Jonathan Scott).

7.     CONFIDENTIALITY

7.1 Each Seller undertakes in all respects to keep confidential and not at any time disclose or make known in any other way to anyone whomsoever or use for their own or any other person's benefit or to the detriment of any Target Group Company any Confidential Information, provided that:

7.1.1 such obligation shall not apply to information which becomes generally known (other than through a breach by any Seller of this clause);

7.1.2 any Seller shall be entitled at all times to disclose such information as may be required by law or by any competent judicial or regulatory authority or by any recognised investment exchange (provided that, so far as practicable, the relevant Seller(s) shall consult with the Buyer prior to making such disclosure);

7.1.3 any Seller shall be entitled to disclose to its officers, employees, agents or advisers such information as may be necessary to enable them to carry out their duties (conditional upon any such person being informed of the confidential nature of such information and agreeing to keep such information confidential for as long as the relevant Seller is obliged to do so in accordance with this clause); and

7.1.4 such obligation shall not restrict Graham Sherren in the performance of his duties and obligations pursuant to his service agreement with the Company or the Buyer following Completion.

7.2 The Sellers agree with the Buyer that, with effect from Completion, they shall assign (insofar as they are able) to the Buyer and each Target Group Company the benefit of any other confidentiality undertakings given to the Sellers (or any of them) by prospective purchasers of the Shares insofar as such undertakings relate to any matter connected with any Target Group Company and in any case where the benefit of any such undertakings cannot lawfully be assigned to, or (for whatever reason) enforced by, the Buyer or the relevant Target Group Company the Sellers agree, if the Buyer so requests, to procure as far as they are able the other parties to return copies of all information which the Sellers (or any of them) are entitled to require to be returned under the terms of such undertakings.

8.     ANNOUNCEMENTS

8.1 Subject to clause 8.2, no party shall issue any press release or publish any circular to shareholders or any other document or make any public statement or otherwise make any public disclosure, before or after Completion, relating to this Agreement, any of the matters provided for or referred to in this Agreement or any ancillary matter. This clause shall not prohibit any announcement or disclosure required by law or by any competent judicial or regulatory authority or by any recognised investment exchange (in which case the parties shall co-operate, in good faith, in order to agree the content of any such announcement so far as practicable prior to it being made).

8.2     Notwithstanding  clause  8.1:

8.2.1 in co-operation with the Buyer, any Target Group Company may inform customers or suppliers of the acquisition of the Target Group by the Buyer following Completion;

8.2.2 the Buyer may publish the Admission Document, make available to the public such documents as are required by the AIM Rules in connection with Admission and otherwise make any announcement or other disclosure as is required by the London Stock Exchange in relation to the issue of the Admission Document and application for Admission;

8.2.3 the Buyer is permitted to disclose information relating to matters referred to in this Agreement to potential investors in the Buyer (conditional upon any such person being informed of the confidential nature of such information);

8.2.4 the Buyer is permitted to make the disclosures contained in, and to post the D Offer Document and the D Options Letter;

8.2.5 Griffin Land may make disclosures (and the provisions of clause 8.1 shall not limit its ability to make announcements) in compliance with its regulatory obligations provided that where reasonably practicable it shall notify the Buyer of such obligation to make a disclosure and the contents of such disclosure in advance and shall take account of the reasonable comments of the Buyer.

9.     COSTS

9.1 Each party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and completion or termination of this Agreement.

9.2 The Sellers represent and agree that none of such costs and expenses or any costs and expenses in relation to the D Offer and Admission have been nor will prior to Completion be borne by any Target Group Company.

10.     CAPACITY  AND  SHARES

10.1 Each Seller warrants to the Buyer and the Buyer warrants to each of the Sellers that he has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by him under this Agreement (and any other agreement or arrangement required to be entered into by him in connection with this Agreement), that the obligations expressed to be assumed by him hereunder are legal, valid and binding and enforceable against him in accordance with their terms and that the execution, delivery and performance by him of this Agreement and each such other agreement and arrangement will not:

10.1.1 result in a breach of, or constitute a default under, any agreement or arrangement to which he is a party or by which he is bound or, in the case of a party who is a corporation, under its constitutional documents; or

10.1.2 result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which he is a party or by which he is bound.

10.2 Each Seller (other than the Trust Company) warrants to the Buyer that the number of Shares set opposite his name in column (2) of Schedule 1 are legally and beneficially owned by him and are free from all Security Interests and such Shares are fully paid and have been properly and validly allotted.

10.3 The Trust Company warrants to the Buyer that the number of Shares set opposite its name in column (2) of Schedule 1 are legally owned by it as nominee for Rothschild Trust (Schweiz) AG and RTB Trustees Limited in their capacity as trustees of each of the Graham Sherren Settlement and the John Raw Settlement and are free from all Security Interests and such Shares are fully paid and have been properly and validly allotted.

10.4 Each Seller warrants to the Buyer that he is not entitled to any claim of any nature against any Target Group Company (other than, in the case of Graham Sherren, any claim for salary and other accrued benefits as set out in any outstanding service agreement from time to time of Graham Sherren) or any officers, employees, agents, advisers, customers or suppliers of any Target Group Company and he has not assigned to any third party the benefit of any such claim to which he was previously entitled.

11.     APPLICABLE  LAW  AND  JURISDICTION

11.1 This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of England.

11.2 The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement, provided that nothing contained in this clause shall be taken to have limited the right of the Buyer to proceed in the courts of any other competent jurisdiction.

12.     GENERAL

     ENTIRE  AGREEMENT

12.1 This Agreement (together with any documents referred to herein or required to be entered into pursuant to this Agreement) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

12.2 Each party to the Agreement acknowledges that he is entering into this Agreement without reliance on any undertaking, warranty or representation of any kind given by or on behalf of any other party other than as expressly contained in this Agreement including for the avoidance of doubt but not limited to the Warranties (as modified by the Disclosure Letter) and that each party will have no remedy against another party in respect of any undertaking, warranty or representation made on or prior to the date of this Agreement, provided that nothing in this clause shall exclude any party from liability for fraudulent misrepresentation.

     VARIATIONS  AND  WAIVERS

12.3 No variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.

12.4 No failure or delay by any party or time or indulgence given in exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

12.5 No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

12.6 Any, waiver, release or compromise or any other arrangement of any kind whatsoever which any party gives or enters into with any other party in connection with this Agreement shall not affect any right or remedy of such party as regards any other parties or the liabilities of any other such parties under or in relation to this Agreement.


     ASSIGNMENT

12.7 No party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement (or any of the documents referred to herein) without the prior written consent of the other parties.

     EFFECT  OF  COMPLETION

12.8 The provisions of this Agreement, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

     COUNTERPARTS

12.9 This Agreement may be executed as two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

     FURTHER  ASSURANCE

12.10 Each Seller shall, and shall use all reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to such Seller's obligations under this Agreement.

12.11 The Buyer shall, and shall use all reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to the Buyer's obligations under this Agreement.

     OTHER  REMEDIES

12.12 Any remedy or right conferred upon the Buyer or Sellers for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

     DEFAULT  INTEREST

12.13 If any amount required to be paid by any party under this Agreement (or any other agreement or arrangement required to be entered into by it in connection with this Agreement) is not paid when it is due, such amount shall bear interest at the rate of 3% per annum over the base lending rate of National Westminster Bank Plc from time to time, calculated on a daily basis for the period from the relevant due date for payment up to and including the date of actual payment, as well after as before any judgment.

     THIRD  PARTY  RIGHTS

12.14 Where, in connection with this Agreement (or any other agreement or arrangement to be entered into by the Buyer in connection with this Agreement), any Seller undertakes any obligation in respect of any person (other than, or in addition to, the Buyer) that Seller unconditionally and irrevocably acknowledges and agrees that the Buyer is entering into this Agreement (or any such other agreement or arrangement) and accepting the benefit of such obligations not only for itself but also as agent and trustee for such other person.

12.15 Subject to clauses 12.12 and 12.14, any provision of this Agreement which confers a benefit upon any member of the Buyer Group (the "THIRD PARTIES") is intended to be enforceable by the Third Parties under the Contracts (Rights of Third Parties) Act 1999. Such provisions may be enforced by the Third Parties or by the Buyer acting on their behalf as agent and trustee pursuant to clause 12.12. For the avoidance of doubt, such provisions shall include clause 6 and 7 of this Agreement.

12.16 Save as provided in clause 12.13, no other provisions of this Agreement which confer benefits upon any third party shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any such third party.

12.17 Subject to clause 12.3, the terms of this Agreement may be varied at any time by the parties to this Agreement without the consent of the Third Parties.

     SEVERAL  LIABILITY

12.18 Except where this Agreement provides otherwise, obligations, covenants, warranties and undertakings expressed to be assumed or given by two or more persons shall in each case be construed as if expressed to be given severally only.


     SUCCESSORS

12.19 This Agreement shall be binding on each party's personal representatives and successors in title.

13.     NOTICES

     FORM  OF  NOTICE

13.1 Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a "NOTICE" for the purposes of this clause) shall be in writing and signed by or on behalf of the person giving it.

     METHOD  OF  SERVICE

13.2     Service of a Notice must be effected by one of the following methods:

13.2.1 by hand to the relevant address set out in clause 13.4 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

13.2.2 by prepaid first-class post (or by airmail if from one country to another) to the relevant address set out in clause 13.4 and shall be deemed served at the start of the second (or if by airmail the fourth) Business Day after the date of posting; or


13.2.3 by facsimile transmission to the relevant facsimile number set out in clause 13.4 and shall be deemed served on despatch, if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clauses
13.2.1  to  13.2.2  (inclusive)  no later than the end of the next Business Day.

13.3 In clause 13.2 "DURING A BUSINESS DAY" means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located. References to "THE START OF A BUSINESS DAY" and "THE END OF A BUSINESS DAY" shall be construed accordingly.


     ADDRESS  FOR  SERVICE

13.4     Notices  shall  be  addressed  as  follows:

13.4.1 Notices for the Buyer shall be marked for the attention of the Company Secretary at the address set out at the front of this Agreement. Fax number: +44 20 7970 4519;

13.4.2 Notices for Graham Sherren and for the holders of A ordinary shares in the Company shall be addressed to Graham Sherren at the address and fax number set out in column 1 of Schedule 1.

13.4.3 Notices for Griffin Land shall be addressed to Michael Danziger at the address and fax number set out in column 1 of Schedule 1; and

13.4.4 Notices for VS&A Communications shall be addressed to Jonathan Drucker at the address and fax number set out in column 1 of
Schedule  1.

     CHANGE  OF  DETAILS

13.5 A party may change its address for service provided that the new address is within the United Kingdom and that it gives the other party not less than 10 Business Days' prior notice in accordance with this clause 13. Until the end of such notice period, service on either address shall remain effective.

    SERVICE  OF  PROCEEDINGS

13.6 The Overseas Sellers irrevocably authorise and appoint the Sellers' Solicitors (or the firm which at the time in question has succeeded to it and carries on its practice) as their agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this clause 13 shall be deemed to be effective service on all of the Overseas Sellers.


THIS AGREEMENT has been duly executed and delivered as a deed on the date first stated above.


                         SCHEDULE 1

                         THE SELLERS

--------------------------------------------------------------------------------
     (1)                                  (2)                  (3)
NAME AND ADDRESS                        SHARES           INITIAL CASH
                                    IN THE COMPANY      CONSIDERATION
                                                           (POUNDS)
--------------------------------------------------------------------------------
Shareholder                            151,350           1,253,783.36
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             60,420             500,519.27
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             60,000             497,039.99
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             60,000             497,039.99
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                          1,581,130           6,828,080.54
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                            199,590           1,239,583.51
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             13,333             110,450.57
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             13,334             110,458.85
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             60,000             497,039.99
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             13,333             110,450.85
                                      A Ordinary
--------------------------------------------------------------------------------
Shareholder                             60,000             497,039.99
                                      A Ordinary
--------------------------------------------------------------------------------
GRIFFIN LAND & NURSERIES INC.        5,428,194          38,697,157.70
One Rockefeller Plaza Suite 2301,     B Ordinary
New York, NY 10020, USA
Fax Number: 001 212 218 7917
--------------------------------------------------------------------------------
Shareholder                          5,457,169          45,207,186.68
                                      C Ordinary
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      (1)                              (4)           (5)               (6)
NAME AND ADDRESS                    RETENTION   CONSIDERATION     CONSIDERATION
                                     (POUNDS)      SHARES         LOAN NOTES
                                                                    (POUNDS)
--------------------------------------------------------------------------------
Shareholder                         11,502.64        -                -
--------------------------------------------------------------------------------
Shareholder                          4,591.93        -                -
--------------------------------------------------------------------------------
Shareholder                          4,560.01        -                -
--------------------------------------------------------------------------------
Shareholder                          4,560.01        -                -
--------------------------------------------------------------------------------
Shareholder                        120,166.26     6,477,179           -
--------------------------------------------------------------------------------
Shareholder                         15,168.89       428,271           -
--------------------------------------------------------------------------------
Shareholder                          1,013.31        -                -
--------------------------------------------------------------------------------
Shareholder                          1,013.39        -                -
--------------------------------------------------------------------------------
Shareholder                          4,560.01        -                -
--------------------------------------------------------------------------------
Shareholder                          1,013.31        -                -
--------------------------------------------------------------------------------
Shareholder                          4,560.01        -                -
--------------------------------------------------------------------------------
GRIFFIN LAND & NURSERIES INC.      412,544.05     6,477,179           -
One Rockefeller Plaza Suite 2301,
New York, NY 10020, USA
Fax Number: 001 212 218 7917
--------------------------------------------------------------------------------
Shareholder                        414,746.16        -                -
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                                     PART I

                                   THE COMPANY

INCORPORATED:                            3  November  1981

REGISTERED  IN  ENGLAND  UNDER  NO.:     1595235

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              5,000,000.00 pounds
                                         comprising  50,000,000  Ordinary
                                         Shares  of  10p  each

ISSUED  SHARE  CAPITAL:                  1,554,415.70 pounds
                                         comprising  15,544,157  Ordinary
                                         Shares  of  10p
                                         each  held  as  follows:

                                         2,272,490  A  Ordinary  Shares
                                         5,428,194  B  Ordinary  Shares
                                         5,457,169  C  Ordinary  Shares
                                         2,386,304  D  Ordinary  Shares

DIRECTORS:                               Christopher  Roger  Ettrick  Brooke
                                         Edgar  Meyer  Cullman  (Snr)
                                         Frederick  Michael  Danziger
                                         Basil  Thomas  Richard  Scruby
                                         Graham  Veere  Sherren
                                         Marco  Sodi
                                         John  Veronis
                                         Geoffrey Tristan Descarriers Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Rent Deposit Deed in favour of the Mayor and Commonalty and citizens of the City of London created 21 January 2000

                                         Debenture  in  favour  of National
                                         Westminster Bank Plc created 14
                                         December 2001

NATURE  OF  BUSINESS:                    Publishing
                                         Business  activities

                                     PART II

                                THE SUBSIDIARIES

NAME:                                    Ascent  Publishing  Limited

INCORPORATED:                            22  November  1990

REGISTERED  IN  ENGLAND  UNDER  NO.:     2561341

REGISTERED  OFFICE:                      St  Giles  House,  50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  100.00 pounds
                                         comprising  100  Ordinary  Shares  of
                                         1 pound each all of which are held by
                                         the Company

DIRECTORS:                               Robin  Coates
                                         Peter  Andrew  Harris
                                         Derek  Walter  Rogers
                                         Graham  Veere  Sherren
                                         Geoffrey Tristan Descarriers Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 December 2001

NATURE  OF BUSINESS:                     Creation and dissemination of business
                                         and professional
                                         information  through  publications.

NAME:                                    Centaur  Publishing  Limited

INCORPORATED:                            1  August  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     2634392

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2  Ordinary Shares of 1
                                         pound each  both of which are held
                                         by the Company

DIRECTORS:                               Morag  Elizabeth  Arman-Addey
                                         Roger  Beckett
                                         Elizabeth  Priscilla  Child
                                         Robin  Coates
                                         Declan  John  Patrick  Gough
                                         Mark  Heineman
                                         Michael  John  Lally
                                         Rachel  Mary  Lesiter
                                         Judith  Mann-Selley
                                         Ian  Francis  Davis  Mortimer
                                         Patrick  Francis  Ponsford
                                         Timothy  John  Potter
                                         John  Whitfield  Raw
                                         Nigel  Francis  Roby
                                         Howard  Sharman
                                         Graham  Veere  Sherren
                                         Ann  Marie  Swift
                                         Calum  Barrie  David  Taylor
                                         Geoffrey Tristan Descarriers Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading Company

NAME:                                    Chiron  Communications  Limited

INCORPORATED:                            14  November  1972

REGISTERED  IN  ENGLAND  UNDER  NO.:     1081808

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              50,000.00 pounds
                                         comprising  50,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  40,000.00 pounds
                                         comprising 40,000 Ordinary Shares of
                                         1 pound each all of which are held by
                                         the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 December 2001

NATURE OF BUSINESS:                      Creation and dissemination of business
                                         and professional information through
                                         publications.

NAME:                                    Compuvest  Limited

INCORPORATED:                            8  October  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     2652308

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising  100,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2 Ordinary Shares of 1
                                         pound each, both of which are held by
                                         Synsoft Group  Limited

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Hali  Publications  Limited

INCORPORATED:                            27  September  1978

REGISTERED  IN  ENGLAND  UNDER  NO.:     1391142

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising  99,500  Ordinary  Shares
                                         of 1 pound each and 500 Preference
                                         Shares of 1 pound each

ISSUED  SHARE  CAPITAL:                  41,158.00 pounds
                                         comprising 41,031 Ordinary Shares of
                                         1 pound each, 28,531 of which are held
                                         by the Company and 12,500 of which are
                                         held by Chiron Communications Limited,
                                         and 127  Preference  Shares  all  of
                                         which  are  held  by  the  Company

DIRECTORS:                               Roger  Beckett
                                         Farzin  Sebastian  Ghandchi
                                         Judith  Mann-Selley
                                         Daniel  Leon  Shaffer
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 December 2001

NATURE OF BUSINESS:                      Publishing and distributing magazines
                                         and books

NAME:                                    I.F.A.  Events  Limited

INCORPORATED:                            2  October  1992

REGISTERED  IN  ENGLAND  UNDER  NO.:     2752562

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              200.00 pounds
                                         comprising  20,000  Ordinary  Shares
                                         of  1p  each

ISSUED  SHARE  CAPITAL:                  102.00 pounds
                                         comprising  10,200  Ordinary Shares of
                                         1p each all of which are held by the
                                         Company

DIRECTORS:                               Nicholas  Stuart  Collard
                                         Patrick  Francis  Ponsford
                                         Timothy  John  Potter
                                         Calum  Barrie  David  Taylor
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                Grant  Thornton

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 April 2003

NATURE OF BUSINESS:                      Organising exhibitions for the
                                         financial services industry

NAME:                                    Key  Market  Research  Limited

INCORPORATED:                            29  June  1992

REGISTERED  IN  ENGLAND  UNDER  NO.:     2726888

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  100.00 pounds
                                         comprising  100 Ordinary Shares of 1
                                         pound each all of which are held by
                                         Process Communications  Limited

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE  OF  BUSINESS:                    Non-trading  company

NAME:                                    Market  Access  Data  Limited

INCORPORATED:                            23  June  1994

REGISTERED  IN  ENGLAND  UNDER  NO.:     2941979

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising  100,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2  Ordinary Shares of 1
                                         pound each both of which are held by
                                         Synsoft Group  Limited

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE  OF  BUSINESS:                    Non-trading  company

NAME:                                    Market Research Exhibitions Limited

INCORPORATED:                            30  October  1995

REGISTERED  IN  ENGLAND  UNDER  NO.:     03119804

REGISTERED  OFFICE:                      50 Poland Street, London,  W1F  7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2  Ordinary Shares of 1
                                         pound each  both of which are held by
                                         the Company

DIRECTORS:                               Howard  Sharman
                                         Ann  Marie  Swift
                                         Calum  Barrie  David  Taylor

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                Jacob  Cavenagh  &  Skeet

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Organising exhibitions

NAME:                                    Marketing  &  Media  Conferences
                                         Limited

INCORPORATED:                            11  October  1979

REGISTERED  IN  ENGLAND  UNDER  NO.:     1453499

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  1,000.00 pounds
                                         comprising 1,000 Ordinary  Shares  of
                                         1 pound each  all of which are held by
                                         Marketing Week Communications  Limited

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Marketing Week Communications Limited

INCORPORATED:                            21  June  1977

REGISTERED  IN  ENGLAND  UNDER  NO.:     1318054

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              10,000.00 pounds
                                         comprising  10,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  10,000.00 pounds
                                         comprising 10,000 Ordinary Shares of
                                         1 pound each 8,750 of which are held
                                         by the Company  and  1,250  of  which
                                         are held by MCP (Publishing)  Limited

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Marktab  Plc

INCORPORATED:                            20  September  1988

REGISTERED  IN  ENGLAND  UNDER  NO.:     2298302

REGISTERED  OFFICE:                      St Giles House,  50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising 100,000 Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  50,000.00 pounds
                                         comprising  50,000  Ordinary  Shares
                                         of 1 pound each 49,999 of which are
                                         held by the  Company  and  1  of
                                         which  is  held  by  John
                                         Whitfield  Raw

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Mayfield  Publishing  Limited

INCORPORATED:                            7  July  1986

REGISTERED  IN  ENGLAND  UNDER  NO.:     2034820

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              400,100.00 pounds
                                         comprising  400,100 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  400,008.00 pounds
                                         comprising  400,008 Ordinary  Shares
                                         of 1 pound each all of which are
                                         held
                                         by Chiron  Communications  Limited

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             28  February

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    MCP  (Publishing)  Limited

INCORPORATED:                            6  December  1977

REGISTERED  IN  ENGLAND  UNDER  NO.:     1342489

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,100.00 pounds
                                         comprising  1,000  1 per cent.
                                         Non-Cumulative Deferred Shares of
                                         1 pound each and 100
                                         Ordinary  Shares  of 1 pound each

ISSUED  SHARE  CAPITAL:                  1,100.00 pounds
                                         comprising  1,000 1 per cent.
                                         Non-Cumulative Deferred Shares of
                                         1 pound each and 100 Ordinary Shares
                                         of 1 pound each  all  of  which  are
                                         held  by  the  Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Media  Magazines  Limited

INCORPORATED:                            24  March  1982

REGISTERED  IN  ENGLAND  UNDER  NO.:     1624412

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              20,000.00 pounds
                                         comprising  20,000 Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  20,000.00 pounds
                                         comprising  20,000 Ordinary Shares of
                                         1 pound each all of which are held by
                                         the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Moorgate  Nominees  Limited

INCORPORATED:                            1  October  1928

REGISTERED  IN  ENGLAND  UNDER  NO.:     233730

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100.00 pounds
                                         comprising  100  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  100.00 pounds
                                         comprising  100 Ordinary Shares of
                                         1 pound each all of which are held
                                         by Perfect Information  Limited

DIRECTORS:                               Nicholas  Spencer  Benyon
                                         Gregory  Peter  Simidian
SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             31  December

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Oguz Press Limited

INCORPORATED:                            12  May  1988

REGISTERED  IN  ENGLAND  UNDER  NO.:     2257130

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              1,000.00 pounds
                                         comprising  1,000  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2  Ordinary  Shares  of
                                         1 pound each both of which are held
                                         by the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Perfect  Information  Inc.

INCORPORATED:                            30  March  2001

EMPLOYER  IDENTIFICATION  NUMBER:        13-418763

REGISTERED  OFFICE:                      2711  Centerville  Road,  Suite 400,
                                         City of Wilmington, County  of  New
                                         Castle,  State  of  Delaware

SHARES:                                  1,000  common  stock  of  $.01  each

DIRECTORS:                               J  Scott-Barrett
                                         NS  Benyon
                                         GP  Simidian

SECRETARY:                               NS  Benyon

AUDITORS:                                Not  applicable

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Software publishing
                                         Other business activities

NAME:                                    Perfect  Information  Limited

INCORPORATED:                            23  October  1992

REGISTERED  IN  ENGLAND  UNDER  NO.:     2758652

REGISTERED  OFFICE:                      St Giles House,  50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              60,000.00 pounds
                                         comprising 6,000,000 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  43,499.00 pounds
                                         comprising 4,349,900 Ordinary Shares
                                         of
                                         1p each 4,312,259 of which are held
                                         by the Company, 37,266 of which are
                                         held by Yelbric Limited and 375 of
                                         which are held  by  Lee  Hemmings

DIRECTORS:                               Nicholas  Spencer  Benyon
                                         James  Coleman
                                         Anthony  John  Gibbs  McLaren
                                         Ian  Francis  Davis  Mortimer
                                         John  Whitfield  Raw
                                         Basil  Thomas  Richard  Scruby
                                         Graham  Veere  Sherren
                                         Gregory  Peter  Simidian
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 April 2003


NATURE  OF  BUSINESS:                    Software  publishing
                                         Other business activities

NAME:                                    Process  Communications  Limited

INCORPORATED:                            18  November  1985

REGISTERED  IN  ENGLAND  UNDER  NO.:     1960311

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              150,000.00 pounds
                                         comprising  150,000 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  146,950.00 pounds
                                         comprising  146,950 Ordinary Shares
                                         of 1 pound each all of which are
                                         held by the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             28  February

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Spicers  Centre  For  Europe  Limited

INCORPORATED:                            23  November  1994

REGISTERED  IN  ENGLAND  UNDER  NO.:     2993620

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100.00 pounds
                                         comprising  100 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  2.00 pounds
                                         comprising  2  Ordinary  Shares  of
                                         1 pound each  both of which are held
                                         by the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Sporting  Events  Publishers  Limited

INCORPORATED:                            17  February  1993

REGISTERED  IN  ENGLAND  UNDER  NO.:     2790989

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100.00 pounds
                                         comprising  100 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  100.00 pounds
                                         comprising  100  Ordinary Shares  of
                                         1 pound each all of which are held
                                         by the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Synergy  Real  Time  Systems  Limited

INCORPORATED:                            8  October  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     2652315

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising  10,000,000 Ordinary Shares
                                         of  1p  each

ISSUED  SHARE  CAPITAL:                  1,000.00 pounds
                                         comprising  100,000  Ordinary  Shares
                                         of  1p each all of which are held by
                                         Synergy  Software  Solutions  Limited

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Gregory  Peter  Simidian
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 Guarantee  and  debenture in favour of
                                         Barclays Bank Plc created 17
                                         October  2001

NATURE OF BUSINESS:                      Other software consultancy

NAME:                                    Synergy  Software  Limited

INCORPORATED:                            30  January  1987

REGISTERED  IN  ENGLAND  UNDER  NO.:     2095108

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              10,000.00 pounds
                                         comprising  10,000 Ordinary Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  5,100.00 pounds
                                         comprising  5,100  Ordinary  Shares
                                         of 1 pound each 5,099 of which are
                                         held by Synsoft  Group  Limited  and
                                         1  of  which  is  held  by  Philip
                                         John Blacker

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Gregory  Peter  Simidian
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 Guarantee  and  debenture in favour of
                                         Barclays Bank Plc created 17
                                         October  2001

NATURE OF BUSINESS:                      Other software consultancy

NAME:                                    Synergy  Software  Solutions
                                         (Asia)  Limited

INCORPORATED:                            18  August  2000

REGISTERED  NUMBER:                      728013  in  Hong  Kong

REGISTERED  OFFICE:                      39th  Floor,  One  Pacific  Place,
                                         Admiralty, Hong Kong

AUTHORISED  SHARE  CAPITAL:              HK$1,000,000
                                         comprising  1,000,000  shares
                                         of  $1  each

ISSUED  SHARE  CAPITAL:                  HK$10,000
                                         comprising  10,000  shares  of 1
                                         pound each 9,990 of which are owned
                                         by Synergy Software  Solutions
                                         Limited and 10 of which are owned by
                                         Synsoft Group Limited

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes

SECRETARY:                               Champion Secretarial Services Limited
                                         -  Hong  Kong

AUDITORS:                                Not  applicable

ACCOUNTING  REFERENCE  DATE:             30  April

CHARGES:                                 None

NATURE  OF  BUSINESS:                    Other  Software  Consultancy

NAME:                                    Synergy Software Solutions Limited

INCORPORATED:                            8  October  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     02652312

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising 10,000,000 Ordinary
                                         Shares  of  1p  each

ISSUED  SHARE  CAPITAL:                  1,394.30 pounds
                                         comprising  139,430 Ordinary
                                         Shares  of  1p  each

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Gregory  Peter  Simidian
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  April

CHARGES:                                 Debenture  in  favour  of Barclays
                                         Bank Plc created 21 January 1999

                                         Guarantee  and  debenture in favour
                                         of Barclays Bank Plc created
                                         17 October 2001

NATURE OF BUSINESS:                      Other software consultancy

NAME:                                    Synsoft  Group  Limited

INCORPORATED:                            9  October  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     2652471

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100,000.00 pounds
                                         comprising 10,000,000 Ordinary
                                         Shares  of  1p  each

ISSUED  SHARE  CAPITAL:                  5,102.00
                                         comprising  510,200  Ordinary  Shares
                                         of  1p each all of which are held by
                                         Synergy  Software  Solutions  Limited

DIRECTORS:                               Philip  John  Blacker
                                         Mitchell  Brookes
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  April

CHARGES:                                 None

NATURE  OF  BUSINESS:                    Holding companies including head
                                         offices

NAME:                                    Yelbric  Limited

INCORPORATED:                            29  January  1991

REGISTERED  IN  ENGLAND  UNDER  NO.:     2577918

REGISTERED  OFFICE:                      St Giles House, 50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              10,000.00 pounds
                                         comprising 10,000 Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  10,000.00 pounds
                                         comprising  10,000  Ordinary Shares of
                                         1 pound each all of which are held by
                                         the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Wilmot  Descarriers

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             30  June

CHARGES:                                 None

NATURE OF BUSINESS:                      Non-trading company

NAME:                                    Your  Business  Magazine  Limited

INCORPORATED:                            17  March  1983

REGISTERED  IN  ENGLAND  UNDER  NO.:     1707331

REGISTERED  OFFICE:                      St  Giles  House,  50  Poland  Street,
                                         London,  W1F 7AX

AUTHORISED  SHARE  CAPITAL:              100.00 pounds
                                         comprising  100  Ordinary  Shares
                                         of 1 pound each

ISSUED  SHARE  CAPITAL:                  100.00 pounds
                                         comprising  100  Ordinary  Shares  of
                                         1 pound each all of which are held by
                                         the Company

DIRECTORS:                               Ian  Paul  Hartin  Roberts
                                         Graham  Veere  Sherren
                                         Geoffrey  Tristan  Descarriers  Wilmot

SECRETARY:                               Ian  Paul  Hartin  Roberts

AUDITORS:                                PricewaterhouseCoopers  LLP

ACCOUNTING  REFERENCE  DATE:             28  February

CHARGES: Debenture in favour of National Westminster Bank Plc created 14 December 2001

NATURE  OF  BUSINESS:                    Publish  journals  and  periodicals
                                         Other  business  activities

                                   SCHEDULE 3

                          ESCROW COMPLETION OBLIGATIONS

                                     PART I

                           OBLIGATIONS OF THE SELLERS

1.     DELIVERY  OBLIGATIONS

Each  Seller  shall  deliver  to  the  Buyer's  Solicitors  in his own capacity:

     SHARE  TRANSFERS,  STATUTORY  BOOKS  ETC.

1.1 undated executed transfers of his Shares in favour of the Buyer, the share certificates and any additional documentation necessary to establish the title to his Shares and to allow the transferee(s) (subject to due stamping) to be registered in the register of members of the Company as holder(s) of his Shares or a letter of indemnity in terms acceptable to the Buyer in respect of any missing share certificates;

1.2 a certified copy of any power of attorney under which this Agreement or any of the transfers or other documents referred to in this Schedule is executed and evidence (to the Buyer's satisfaction) of the authority of any person signing on behalf of a corporate entity;

1.3 undated powers of attorney in the approved terms in respect of the rights attaching to the Shares executed by each registered holder of the Shares;

Each  Key  Seller  shall  procure  the  delivery  as  agent  for  the  Company:

1.4 the certificate of incorporation and all certificates of incorporation on change of name, the common seal (where available), the statutory books and other record books including books held in electronic form of each Target Group Company written up to Completion;

1.5 the certificates in respect of all issued shares in the Subsidiaries or appropriate letters of indemnity in respect of any missing share certificates; and


1.6 undated executed transfers of any shares in the Subsidiaries held by any nominee shareholder on behalf of the Company or any other Target Group Company.

     BOARD  RESOLUTIONS

1.7 a certified copy of board resolutions, in the approved terms, of the Company which approve, conditional on Completion the registration (subject, where necessary, to due stamping) the transfers in respect of the Shares.

     BANKING  ARRANGEMENTS

1.8 letters from National Westminster Bank Plc and Barclays Bank Plc (in respect of Synergy Software Solutions Limited and certain of its subsidiaries) in the approved terms confirming that the floating charge(s) granted to it by the Company/and any Target Group Company have not crystallised, that it is aware of no circumstances which would lead it to take any steps to make that charge crystallise between the date of the letter and the Completion Date and that it consents to the sale of the Shares to the Buyer;

1.9 statements of balances at a date not more than seven days prior to the Escrow Completion Date with reconciliations to the Business Day preceding the Escrow Completion Date on all bank accounts of each Target Group Company and all current cheque books relating to such accounts;

1.10     bank mandates in respect  of  the  opening  of the Retention Account;

     OTHER  DOCUMENTS  IN  THE  APPROVED  TERMS  ETC.

1.11 the title deeds and all ancillary documents relating to the Properties (except to the extent the same are in the possession of mortgagees pursuant to mortgages disclosed in the Disclosure Letter);

     MISCELLANEOUS

1.12 complete and up-to-date copies of any confidentiality undertakings in favour of the Sellers from prospective purchasers of the Shares (to the extent that it is lawful, under the terms of such undertakings, for copies to be provided to the Buyer); and

1.13 letters of resignation as directors of the Company in the approved terms signed by each of Christopher Brooke, Edgar Cullman, Frederick Michael Danziger, Marco Sodi and John Veronis;

2.     TAX  DEED

The Warrantors shall deliver to the Buyer's Solicitors the undated Tax Deed executed by each of the Warrantors.

3.     SERVICE  AGREEMENTS

Graham Sherren shall deliver to the Buyer's Solicitors an undated engrossment of his service agreement with the Buyer in the approved terms duly executed by him.

4.     UNDERTAKING

The Sellers' Solicitors shall deliver to the Buyer's Solicitors an undertaking in the approved terms providing that on receipt of such funds from the Buyer they will instruct their bankers to pay the consideration monies in respect of the D Offer to the holders of D Shares accepting the D Offer less any agreed deduction provided for in the Form of Acceptance to the D Offer Document.

                                     PART II

                            OBLIGATIONS OF THE BUYER

The  Buyer  shall  deliver  to  the  Sellers'  Solicitors:

1.     an  undated  counterpart  of  the  Tax  Deed  executed  by  the  Buyer;

2. a certified copy of a board resolution of the Buyer approving, conditional on Completion, the execution and performance by the Buyer of its obligations under this Agreement and each of the documents to be executed by the Buyer pursuant to this Agreement including, inter alia, constituting the Consideration Loan Notes, and the issue of the Consideration Shares and the Consideration Loan Notes;

3. undated share and loan note certificates in respect of the Consideration Shares and Consideration Loan Notes to be issued to the Sellers in the amounts set out opposite their respective names in columns 4 and 5 of Schedule 1;

4.     bank  mandates  in  respect  of the opening of the Retention Account; and

5. an undated engrossment of the service agreement in the approved terms for Graham Sherren duly executed by or on behalf of the Buyer.

                                   SCHEDULE 4

                                  CASH BALANCES

                                     PART I

                   PREPARATION OF THE CASH BALANCES STATEMENT

1.     GENERAL  REQUIREMENTS

The provisions of this Part I and Part II of Schedule 4 shall apply for the purposes of preparing the Cash Balances Statement.

The  Cash  Balances  Statement  shall:

1.1 be prepared in accordance with the specific accounting policies and principles set out in Part II of this Schedule 4, so that, in the case of any conflict, such policies and principles shall override the provisions of paragraphs 1.2 and 1.3 below;

1.2 subject to paragraph 1.1 above, be prepared in accordance with the relevant accounting policies, principles, practices and procedures adopted by the Target Group in the preparation of the Accounts which include the policies set out in Part II of this Schedule 4, so that, in the case of any conflict, such policies, principles, practices and procedures shall override the provisions of paragraph 1.3 below; and

1.3 where none of the accounting policies, principles, practices or procedures referred to in paragraphs 1.1 and 1.2 deal with the matter, be prepared or determined in accordance with generally accepted accounting practice in the UK as at the Completion Date.

                                     PART II

                 BASIS OF PREPARATION OF CASH BALANCES STATEMENT


1     WORKING  CAPITAL

The Cash Balances shall be reduced by the extent of any shortfall in working capital compared to the target at 1 March 2004.
          The  target  for  net  working  capital at 1 March 2004 is as follows:


                              Pounds'000
Stocks. . . . . . . . . . . . .    2,100
Trade debtors . . . . . . . . .    7,100
Other debtors . . . . . . . . .      300
Prepayments and accrued income.    1,700
Trade creditors . . . . . . . .   (2,200)
Social security and other taxes   (2,412)
Other creditors . . . . . . . .     (440)
Accruals and deferred income. .  (12,200)
                                 --------
                                  (6,052)
                                 --------



     By way of example, if the actual net working capital at 1 March 2004 is negative 6,500,000 pounds, the Cash Balance will be reduced by 448,000 pounds (6,500,000 pounds-6,052,000 pounds).

2     CAPITAL  EXPENDITURE

     The Cash Balance shall be reduced for any shortfall of capital expenditure compared to target at 1 March 2004.

     The target for capital expenditure at 1 March 2004 is represented by actual capital expenditure for the six months ended plus the budgeted capital expenditure for the two months ended 29 February 2004 of 1,614,000 pounds.

     By way of example, if actual capital expenditure at 1 March 2004 is 1,500,000, pounds the cash balance will be reduced by 114,000 pounds
(1,614,000 pounds-1,500,000 pounds).

3     INTEREST  RECEIVED  AND  PAID

     Interest received will be credited and interest payable will be debited on the normal due dates.

4     TAXATION

Corporation tax shall be paid on the normal due dates. Any corporation tax, VAT or PAYE/NI refunds received since 31 January 2004 shall be excluded from the Cash Balance.


5     DIVIDENDS

     Dividends  will  be  paid  to  minority  interests on the normal due dates.

6     ACQUISITIONS  AND  DISPOSALS

     Actual, deferred or contingent consideration received in respect of the disposal of businesses or subsidiaries shall be excluded from the Cash Balance.

     Payment of any deferred or contingent consideration in respect the acquisition of a business or company is to be made on the normal due date and does not need to be provided for or accrued ahead of the normal due date.

7.     EMPLOYERS  NATIONAL  INSURANCE

Employers National Insurance arising upon the exercise of D Options shall be deemed to be payable upon 1 March 2003.

For the purposes of determining the amount of Employers National Insurance to be deducted from the Cash Balances it is agreed that the relevant options in respect of which such National Insurance shall arise are as follows:



NAME          DATE OF GRANT    NUMBER OF D SHARES  IN RESPECT
                             OF WHICH OPTION IS TO BE EXERCISED
----           ------------- ----------------------------------
Option Holder    30/09/02               30,000
-------------  ------------- ----------------------------------
Option Holder    30/09/02               21,400
-------------  ------------- ----------------------------------
Option Holder    30/09/02               22,800
-------------  ------------- ----------------------------------
Option Holder    30/09/02               20,000
-------------  ------------- ----------------------------------
Option Holder    30/09/02               10,000
-------------  ------------- ----------------------------------
Option Holder    30/09/02               12,000
-------------  ------------- ----------------------------------
Option Holder    30/09/02               12,000
-------------  ------------- ----------------------------------


NAME                   EXERCISE PRICE (PER SHARE)
                       --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------
Option Holder . . . .                    5 pounds
---------------------  --------------------------

                                   SCHEDULE 5

                                   WARRANTIES


I. .  Disclosed information
----  -------------------------
II .  Constitution
III.  Accounts
IV .  Assets
V. .  Liabilities
VI .  Trading arrangements
VII.  Effect of sale
VIII  Compliance and litigation
IX .  Insolvency
X. .  Intellectual property
XI .  IT systems
XII.  Competition law matters
XIII  Officers and employees
XIV.  Pensions
XV .  Property and Environment
XVI.  Tax

                                     ------
                                     PART I

                              DISCLOSED INFORMATION

1.     SCHEDULES

     The  facts  stated  in  Schedules  1,  2  and  7  are  correct.


                                     PART II

                                  CONSTITUTION

1.     MEMORANDUM  AND  ARTICLES  OF  ASSOCIATION

     The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete and has embodied in it or annexed to it a copy of every such resolution or agreement as is referred to in section 380 of the Act and sets out in full the rights and restrictions attaching to the share capital of the Company.

2.     REGISTER  OF  MEMBERS

     The register of members of the Company has been properly kept and contains true and complete records of the members of the Company and, so far as the Warrantors are aware, the Company has not received any notice or allegation that the register is incorrect or incomplete or should be rectified.

3.     STATUTORY  BOOKS

     The statutory books and minute books of the Company are up to date in all material respects, in its possession and are true and complete in accordance with the law and, so far as the Warrantors are aware, the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

4.     COMPLIANCE

     Due compliance has been made in all material respects with all the provisions of the Act in connection with:

4.1     the  formation  of  the  Company;

4.2 any allotment, issue, purchase or redemption of shares, debentures or other securities in the Company;

4.3     any  reduction of the authorised or issued share capital of the Company;

4.4 any amendment to the memorandum or articles of association of the Company;

4.5     the  passing  of  any  resolutions  by  the  Company;  and

4.6     the  payment  of  any  dividends  by  the  Company.

5.     INTRA  VIRES

So far as the Warrantors are aware the Company has not entered into any ultra vires transaction or outside the authority or powers of the directors of the Company and is not in breach of the provisions of its memorandum or articles of association.

6.     SUBSIDIARIES

6.1 The shares of each Subsidiary are held free from all Security Interests or claims made by or which could be made by, any other person and are held with all rights now or hereafter attaching to them and such shares are fully paid and have been properly and validly allotted.

6.2 The Subsidiaries are the only current subsidiary undertakings of the Company. With the exception of the Subsidiaries, the Company does not own any shares or debentures in the capital of, nor does it have any beneficial interest in, any other company or business organisation nor does the Company control or take part in the management of any other company or business organisation.

6.3 The entire issued share capital of each Subsidiary is legally and beneficially owned by the Company or another Target Group Company.

7.     POWERS  OF  ATTORNEY

     The Company has not given a power of attorney and no person has any authority (express, implied or ostensible) which is still outstanding or effective to enter into any contract or commitment or to do anything on its behalf (other than any authority to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

8.     SHARES

8.1 The Shares represent the entire allotted and issued A ordinary shares, B ordinary shares and C ordinary shares in the share capital of the Company.

8.2 Other than as disclosed in the Disclosure Letter, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, any share in the capital of the Company or any other Target Group Company (including an option or right of pre-emption or conversion).

                                    PART III

                                    ACCOUNTS

1.     GENERAL

1.1 The Accounts and the Interim Accounts are complete and accurate in all material respects and the Accounts and (so far as the Warrantors are aware, the Interim Accounts) show a true and fair view of the:

1.1.1 assets and liabilities (whether present, actual or contingent) and of the state of affairs and the financial position as at the Accounts Date and the Interim Accounts Date respectively; and

1.1.2 profits/losses for the financial period ended on the Accounts Date and the Interim Accounts Date respectively,

     of the Company (or of the Target Group to the extent that they are consolidated accounts).

1.2 The Accounts and the Interim Accounts have been prepared and (in the case of the Accounts) audited in accordance with auditing standards issued by the Auditing Practices Board consistently applied and comply with the requirements of the Act and all relevant accounting standards and statements of standard accounting practice.

1.3 The bases and policies of accounting adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Company for the three preceding accounting periods and no audited accounts of the Company for the five preceding accounting periods have been qualified by the auditors.

1.4 The Interim Accounts have been prepared with due care and attention, on bases consistent with those adopted in the preparation of the Accounts.

2.     PROVISION  OR  RESERVE

     Appropriate provision, reserve, disclosure or note (as appropriate in accordance with generally accepted United Kingdom accounting conventions, policies and principles) has been made in the Accounts and the Interim Accounts for all bad and doubtful debts, all liabilities and obligations (actual, contingent or disputed) and all capital commitments of the Company of a material nature.

3.     OFF  BALANCE  SHEET  FINANCING

     The Company is not engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which is not disclosed in the Interim Accounts.

4.     ACCOUNTING  RECORDS

     All books of account and other records of the Company have been kept on a consistent basis, are in its possession, are up to date in all material respects and contain the information required by any relevant law in the United Kingdom.

5.     MANAGEMENT  ACCOUNTS

     The Management Accounts have been prepared with due care and attention, on bases consistent with those adopted in the preparation of previous management accounts of the Company for the six months ended 31 December 2003, and show with reasonable accuracy the:

5.1 assets and liabilities (whether present, actual or contingent) and the state of affairs and financial position as at the date to which they have been prepared; and

5.2 profits/losses for the period in respect of which they have been prepared of the Company (or of the Target Group to the extent that they are consolidated accounts).



6.     BUSINESS  SINCE  THE  INTERIM  ACCOUNTS  DATE

     Since  the  Interim  Accounts  Date:

6.1 there has been no material adverse change in the financial or trading position of the Company and no fact, matter, event or circumstance has occurred which, so far as the Warrantors are aware, is likely to give rise to any such change;

6.2 the Company has carried on its business in the ordinary and usual course and without any material interruption or material alteration in its nature, scope or manner and no distribution of capital or income has been declared, made or paid by the Company; and

6.3 there have been no material increases or decreases in the levels of debtors or creditors or in the average collection or payment periods for debtors and creditors respectively other than normal fluctuations in the ordinary course of business.

                                     PART IV

                                     ASSETS

1.     OWNERSHIP

1.1 Except for trading stock acquired by the Company subject to retention or reservation of title by the supplier or manufacturer of such trading stock no Security Interest is outstanding over the whole or any part of the undertaking, property or assets of the Company.

1.2 None of the Key Sellers or any of their connected persons or Affiliates has any interest in any rights (other than rights as a shareholder in the Company) relating to the business or the assets of the Company.

2.     POSSESSION

2.1 Except for trading stock sold by the Company in the ordinary course all of the material assets owned by the Company or in respect of which the Company has a right of use are in the possession or under the control of the Company.

2.2 Where any material assets are used but not owned by the Company or any facilities or services are provided to the Company by a third party, no event of default has occurred or is subsisting or has been alleged.

3.     ADEQUACY

In the reasonable opinion of the Warrantors, the assets legally and beneficially owned by the Target Group and the facilities and services to which the Target Group has a contractual right include all rights, properties, assets, facilities and services reasonably necessary for the carrying on of the businesses of the Target Group in the manner in which they are currently carried on.

4.     DEBTS

In the past two years the Company has not factored, sold or discounted any of its debts or agreed to do so.

5.     INSURANCE

5.1 A list of every current insurance policy in respect of which the Company has any continuing interest (whether or not arranged by the Company or any Seller or any of their connected persons) is annexed to the Disclosure Letter.

5.2     In  respect  of  all  insurances  of  the  Target  Group:

5.2.1     all  premiums  have  been  duly  paid;

5.2.2 so far as the Warrantors are aware, all the policies are in force and are not voidable; and

5.2.3 no claim in excess of 10,000 pounds is outstanding and, so far as the Warrantors are aware, no circumstances exist which may give rise to any claim or to any increase in premiums (other than as a result of a generally imposed premium increase).

                                     PART V

                                   LIABILITIES

1.     BORROWINGS

     The total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowings contained in its articles of association or in any debenture or loan stock deed or any other instrument or agreement to which the Company is a party.

2.     FACILITIES

     Details of all overdrafts, loans or other financial facilities outstanding or available to the Company are contained in the Disclosure Letter and nothing has been done or omitted to be done whereby the continuance of any such facilities in full force and effect might be affected or prejudiced. So far as the Warrantors are aware, the undrawn amounts under any facilities are available for drawing as and when required.

3.     BANK  ACCOUNTS

     A statement of all the Company's bank accounts and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this Agreement is annexed to the Disclosure Letter.

4.     GUARANTEES  AND  INDEMNITIES

     There is not outstanding any guarantee or indemnity, security, bond, letter of comfort or other similar legally binding obligation given by or for the benefit of the Company.

5.     EVENTS  OF  DEFAULT

     So far as the Warrantors are aware, no event has occurred or is subsisting or has been alleged which:

5.1 constitutes an event of default, or otherwise gives rise to an obligation to repay, or to give security under any agreement relating to borrowing or indebtedness in the nature of borrowing (or, so far as the Warrantors are aware, will do so with the giving of notice or lapse of time or both);  or

5.2 will lead to any security for any borrowing or indebtedness in the nature of borrowing or any guarantee or indemnity of the Company becoming enforceable (or, so far as the Warrantors are aware, will do so with the giving of notice or lapse of time or both).

6.     GRANTS

During the period of six years ending on the date of this Agreement the Company has not received any investment grant, employment subsidy or other similar payment and, so far as the Warrantors are aware, no such grant, subsidy or payment paid to the Company is liable to be refunded (in whole or in part) in consequence of anything which the Company has done or omitted to do.

7.     SUCCESS  FEES

     The Company is not liable to pay, in connection with the sale of any of the Shares or otherwise in connection with this Agreement:

7.1     any  success  or  other  fee,  brokerage  or  commission;  or

7.2 any sum whatsoever to any of its directors, employees, agents or advisers (past or present).

8.     INDEBTEDNESS

No  Indebtedness  is  outstanding.

                                     PART VI

                              TRADING ARRANGEMENTS

1.     SUPPLIERS/CUSTOMERS

1.1 In each of the last two financial years of the Company and during the current financial year (on an annualised basis) of the Company, no more than 5% of the aggregate amount of purchases made by or on behalf of the Company has been or will be obtained from the same supplier (including any person connected with such supplier).

1.2 In each of the last two financial years of the Company and during the current financial year (on an annualised basis) of the Company, no more than 5% of the aggregate amount of all the sales of any Product by any business division of the Company has been or will be made to the same Customer (including any person connected with such Customer).

1.3 In each of the last two financial years of the Company and during the current financial year (on an annualised basis) of the Company, no more than 5% of the aggregate amount of all the advertising sales (whether display, classified or recruitment) of any business division of the Company has been or will be made to the same Customer (including any person connected with such Customer).

1.4 No material Customer of, or supplier to any business division of the Company has, during the last 12 months, ceased or notified the Company of its intention to cease (or materially to reduce the volume of) trading with the Company or, in the case of a supplier, to increase prices materially.

2.     CONTRACTS

2.1 So far as the Warrantors are aware, copies of all material Contracts have been disclosed including any legally binding agreement or arrangement which:

2.1.1 is in the nature of a partnership, joint venture or consortium agreement or any legally binding agreement for sharing commissions or other income;

2.1.2 is liable to be terminated by another party, or under which rights of any person are liable to arise or be adversely affected in any material respect in the context of the relevant agreement as a result of any change in the control, management or shareholders of the Company;

2.1.3 is an agreement over 12 months in duration or is incapable of termination in accordance with its terms by the Company on 90 days' notice or less;

2.1.4 is of a loss-making nature (that is to say, now known to be likely to result in a material loss to the relevant business division of the Company on completion of performance);

2.1.5 limits or excludes the right of the Company to do business and/or to compete in any area or in any field or with any person;

2.1.6 is entered into otherwise than (a) on an arm's-length basis or (b) in the ordinary course of its trading;

2.1.7 cannot readily be fulfilled or performed by the Company in accordance with its terms without undue or unusual expenditure;

2.1.8 involves, or is likely to involve, an aggregate outstanding or potential expenditure by the Company (other than costs and expenses incurred by the Company in the ordinary course of business) of more than 50,000 pounds or where any obligations and/or liabilities of any third party are guaranteed, indemnified or may otherwise fall to be performed by the Company;

2.1.9 is an agreement to which any of the Sellers are a party or in which any of the Sellers (or any director of such company) (or any person connected with any of them) are interested or from which any such person takes benefit
(directly or indirectly) or is an agreement to which any of the provisions of sections 320, 322 or 330 of the Act may apply;

2.1.10 establishes any material agency, distributorship, marketing, purchasing or licensing agreement or arrangement to which the Company is a party; or

2.1.11 is an agreement pursuant to which (a) independent contractors have been engaged to provide services to or on behalf of the Company or (b) under which any obligation of the Company has been sub-contracted to any person, where obligations remain or will remain to be performed as at the date of this Agreement or have been performed within the last 12 months.

3.     VALIDITY  AND  PERFORMANCE  OF  CONTRACTS

3.1     In relation to each of the Contracts, so far as the Warrantors are aware

3.1.1 no party has given notice to terminate it nor has sought to repudiate or disclaim it nor, intends to do so nor has any party sought to suspend its performance (for whatever reason); and

3.1.2 no party is in material breach of it nor is there any material delay in its implementation and there are no facts or circumstances which are likely to give rise to any of the above.

4.     TENDER  OFFERS

     No bid, tender, proposal, option or offer given or made by the Company on or before the date of this Agreement is capable of giving rise to a material agreement or arrangement of the kind described in paragraph 2.1 merely by a unilateral act of another person.

5.     STANDARD  TERMS

     Copies of the current standard terms and conditions of business used by the Company have been disclosed to the Buyer. The Company has not at any time in the two years prior to the date of this Agreement entered into any material agreement or arrangement on terms and conditions which are materially inconsistent with the standard terms and conditions referred to in this paragraph.


6.     RECORDS

     All databases used in the Business are recorded, stored, maintained and operated or otherwise held by the Company and the use of or access to such databases is not wholly or partly dependent (a) on any facilities which are not under the exclusive ownership or control of the Company nor (b) on the special knowledge or memory of any one or more individuals.

7.     PREFERENTIAL  TERMS

The Disclosure Letter contains details of all material discounts, over-riders, rebates, allowances and other preferential terms of any nature available to the Company from its suppliers or offered by the Company to any of its Customers.

8.     DATA  PROTECTION

8.1 The Company is in compliance with the provisions of the Data Protection Act 1998 and the Company has not been notified of any failure to comply with any equivalent legislation in any other jurisdiction to which the Company is subject.

8.2 The Company has taken all steps necessary to obtain all consents required to enable it to continue to use its marketing databases following the date of this Agreement in substantially the same way as it used such databases in the period of 6 months prior to such date in particular in compliance with the Privacy and Electronic Communications (EC Directive) Regulations 2003.


9.     CONFIDENTIAL  INFORMATION

Where information of a confidential nature has been developed or acquired by the Company for the purposes of the Business in the five year period prior to the date of this Agreement, so far as the Warrantors are aware, such information (except in so far as it has fallen into the public domain through no fault of the Company) has been kept confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the person to whom the information was disclosed together with an obligation not to use the information other than for the purpose for which it was disclosed. The Warrantors are not aware of any breach of such confidentiality obligations by any third party.

                                    PART VII

                                 EFFECT OF SALE


So far as the Warrantors are aware (but without the Warrantors making enquiry of any third party), neither the execution nor the completion or performance of this Agreement or of any document to be executed pursuant to it will:

1. result in the Company losing the benefit of any material asset, licence, grant, subsidy, right or privilege which it enjoys or result in the Company incurring any liability to any person which would not otherwise have arisen;

2. conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, any material agreement, legally binding arrangement or obligation to which the Company is a party or any legal or administrative requirement in any jurisdiction;

3. result in any customer or supplier being entitled to cease dealing with the Company or substantially to reduce its existing level of business or materially to change the terms on which it deals with the Company;

4. result in any senior employee (being an employee with a basic salary of 50,000 pounds or more per annum) being entitled to resign from employment with the Company with any form of compensation in respect of such resignation, and/or without giving the Company at least one month's prior written notice of such resignation; or

5. make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any legally binding arrangement.

                                    PART VIII

                            COMPLIANCE AND LITIGATION

1.          COMPLIANCE  WITH  LAWS

So far as the Warrantors are aware the Company has, and its officers and employees (past and present) in the course of their respective duties have, complied in all material respects with all applicable laws and regulations of the United Kingdom, the European Community or any foreign jurisdiction in which the Business is carried on.

For the purpose of this warranty and warranties 5 and 6 of this Part VIII "past employee" means any person whose employment by the Company ceased in the period of 12 months prior to the date of this Agreement.

The Company has not been notified of any violation of, or default with respect to, any statute, regulation, order, decree or judgment of any court or any governmental agency of the United Kingdom, the European Community or any foreign jurisdiction which may have a material adverse effect upon the assets or business of the Company.

2.     LICENCES  AND  CONSENTS

So far as the Warrantors are aware, the Company has obtained all licences, consents, approvals, permissions, permits, certificates, qualifications, registrations and other authorisations necessary for the operation of the Business in the places and in the manner in which the Business is now carried on (together the "AUTHORITIES"). So far as the Warrantors are aware, all of the Authorities are in full force and effect and have been complied with in all material respects.

3.     CURRENT  LITIGATION

The Company and its officers, agents and employees in the course of their respective duties are not involved in any civil, criminal, arbitration, administrative or other proceedings in any jurisdiction (together the "PROCEEDINGS"). So far as the Warrantors are aware, no such Proceedings are pending or threatened nor, so far as the Warrantors are aware, are there any facts or circumstances which are likely to give rise to any Proceedings or claims being commenced.

4.     PAST  LITIGATION

During the twelve-month period prior to the date of this Agreement, no Proceedings have been commenced, threatened, settled or compromised which may have or have had a significant effect on the financial or trading position or prospects of the Target Group or may be material for disclosure in the Admission Document.

5.     JUDGMENTS/INVESTIGATIONS

Neither the Company nor, so far as the Warrantors are aware, any officer or employee (past or present) of the Company (in his capacity as such) is:

5.1 subject to any order, decree, award, decision or judgment given by any court, tribunal, arbitrator, governmental agency or other regulatory body in any jurisdiction;


5.2 a party to any undertaking or assurance given to any court, tribunal, arbitrator, governmental agency or other regulatory body which is still in force; or

5.3 subject to any investigation, enquiry or disciplinary proceedings (whether judicial, quasi-judicial or otherwise) by any authority (other than the Company).

6.     UNLAWFUL  PAYMENTS

Neither the Company nor, so far as the Warrantors are aware, any of its officers, agents or employees (past or present) in the course of their duties have induced a person to enter into an agreement or arrangement with the Company by means of, or have offered or made, an unlawful or immoral payment, contribution, gift or other inducement.

7.     PRODUCTS

7.1 There is no material claim (or material number of claims arising from the same or a related subject matter), and, so far as the Warrantors are aware, there are no circumstances which may lead to any such claim, relating to any Products sold or supplied by or on behalf of the Company including in relation to the accuracy and/or veracity of material published by the Company. The
Company has appropriate internal procedures to verify the accuracy of all material it publishes (by whatever medium) prior to its publication by the Company.

7.2 All Products, except those which are currently in the course of development, comply with all applicable laws, regulations and standards in the United Kingdom and, in the case of exhibitions held outside the UK and the Products of Perfect Information Limited, the relevant country in which the exhibition is held or the Products of Perfect Information Limited are sold. The Warrantors have no reason to believe that any Product currently in the course of development does not comply with, or will not be capable of complying with, the foregoing warranty.

8.     CITY  CODE

The  City  Code  on  Takeovers  and  Mergers  does  not  apply  to  the Company.

                                     PART IX

                                   INSOLVENCY

1.     RECEIVERSHIP

     No receiver or administrative receiver or manager or receiver and manager or trustee or similar person has been appointed of the whole or any part of the assets or undertaking of the Company.

2.     ADMINISTRATION

     No administration order has been made in relation to the Company and no petition for such an order has been threatened or presented.

3.     COMPROMISES

     No voluntary arrangement, compromise, composition, scheme of arrangement, standstill or standfast agreement, deferral, rescheduling or other readjustment or reorganisation or other arrangement between the Company and its creditors and/or its members (or any class of either of them) has been proposed or approved or is in the contemplation of the Company.

4.     WINDING-UP

No petition has been threatened or presented, no order has been made, no resolution has been passed and no meeting has been convened for the purpose of winding up the Company or for the appointment of a provisional liquidator or special manager to the Company.

5.     PAYMENT  OF  DEBTS

The Company is not unable to pay its debts within the meaning of section 123 (1) or (2) Insolvency Act 1986.

6.     DISSOLUTION

No step has been taken with a view to the dissolution or striking-off the register of the Company.

7.     UNSATISFIED  JUDGMENTS

No unsatisfied judgment or court order is outstanding against the Company or any of its assets.
8.     DISTRESS

No distress, execution, forfeiture, re-entry, diligence, sequestration, attachment or other process has been levied, enforced or threatened on or against any asset of the Company.

9.     UNDERVALUES  AND  PREFERENCES

     The Company has not been party to any transaction at an undervalue (within the meaning of section 238 Insolvency Act 1986) nor has it given or received any preference (within the meaning of section 239 Insolvency Act 1986) in either case during the two years preceding the date of this Agreement.

10.     INTERESTS  IN  PROPERTY

     The Company has not acquired any interest in property (or any interest deriving from such interest) in respect of which an order under section 238 or 239 Insolvency Act 1986 is likely to be made (whether in relation to the Company or in relation to any other person).

11.     EXTORTIONATE  CREDIT  TRANSACTIONS

     The Company has not been party to any extortionate credit transaction (within the meaning of section 244 Insolvency Act 1986) during the three years preceding the date of this Agreement.

12.     TRANSACTIONS  DEFRAUDING  CREDITORS

     The Company has not been party to any transaction at an undervalue (within the meaning of section 423(1) Insolvency Act 1986) for either of the purposes mentioned in section 423(3) Insolvency Act 1986, at any time.

13.     GRATUITOUS  ALIENATIONS  AND  UNFAIR  PREFERENCES

     The Company has not been a party to any gratuitous alienation (within the meaning of section 242 Insolvency Act 1986) during the two years preceding the date of this Agreement, nor has it given or received any unfair preference (within the meaning of section 243 Insolvency Act 1986) during the six months preceding the date of this Agreement.

                                     PART X

                              INTELLECTUAL PROPERTY

1     OWNERSHIP  OF  BUSINESS  IPR

1.1 There are no material Intellectual Property Rights necessary for carrying on the Business in the UK other than (a) Intellectual Property Rights of which the Company is sole legal and beneficial owner and (b) the Licensed IPR.

1.2 The Disclosure Letter contains a complete and accurate list of all material registered Intellectual Property Rights owned by the Company. All registrations and renewal fees have been paid in relation to such Intellectual Property Rights.

1.3 The Company is the sole legal and beneficial owner of all the Business IPR other than the Licensed IPR free from any Security Interests. Without prejudice to the foregoing and save to the extent specified in the IPR Agreements, there are no agreements or arrangements of any kind which restrict, or could restrict, the disclosure, use, licensing, assignment or charging by the Company of any Business IPR.

2.     KNOW-HOW

2.1 So far as the Warrantors are aware, all Know-How material to the Business has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality on the person to whom it was disclosed and subject to an obligation on that person not to use the Know-How other than for the purpose for which it was disclosed.

2.2 There is no Know-How material to the Business which, following the acquisition of the Company by the Buyer, the Company will not be able to use free from any restrictions.

3.     LICENSING

3.1 The Company has not granted nor is obliged to grant any licence or other permission to any person in respect of any Business IPR other than:

3.1.1     to  the  extent  specified  in  the  IPR  Agreements;

3.1.2 in respect of the disclosure of Know-How to a person in the ordinary course of the Business subject to the obligations described in paragraph 2.1; or

3.1.3 implied licences granted by the Company in the ordinary course of the Business.

4.     INFRINGEMENT  AND  VALIDITY

4.1 In respect of all Business IPR other than the Licensed IPR, and so far as the Warrantors are aware:

4.1.1 such Business IPR are not being infringed nor are they the subject of any claim, opposition, court order or action;

4.1.2 the Company has not done nor omitted to do any act, matter or thing in respect of any such Business IPR which would or might impinge upon the validity or enforceability of the same or upon the right of the Company to use the same.

4.2 So far as the Warrantors are aware, the Company has not created any Security Interest over the Licensed IPR and, without prejudice to the foregoing, there are no agreements or arrangements other than the IPR Agreements which restrict or could restrict the use by the Company of such Licensed IPR in the UK and none of the Licensed IPR has been sub-licensed by the Company contrary to the terms of the relevant IPR Agreement.

4.3 None of the Products or activities of the Business infringes any Intellectual Property Rights of any other person in the UK and the Company has not been notified that such Product or activities of the Business infringe any Intellectual Property Rights of any person in any other jurisdiction in which the relevant Product(s) or activities are carried on, or involves the unlicensed use of information confidential to any person or, save as provided in the IPR Agreements, gives rise to any liability for any royalty or similar payments.

5.     IPR  AGREEMENTS

5.1 So far as the Warrantors are aware, each of the IPR Agreements is in full force and effect, each is valid and binding and, so far as the Warrantors are aware, there exists no ground upon which any of them may be terminated by any party. The Company has neither given nor received notice of termination of any IPR Agreements.

5.2 So far as the Warrantors are aware, no party to any of the IPR Agreements is in default, nor have there been any material disputes at any time in the last two years relating to or arising out of any of the IPR Agreements.

5.3 The Sellers have disclosed to the Buyer all the terms and conditions (whether written or unwritten) of each of the IPR Agreements which are material to the Business.

                                     PART XI

                                   IT SYSTEMS

1. The IT Systems perform materially in accordance with their specifications and are adequate for the current requirements of the Company in terms of functionality and performance and do not contain any material or recurring defect which may adversely affect their performance or has done so over the last 12 months.

2. So far as the Warrantors are aware no action other than routine maintenance (including the payment of any sum) will be necessary to enable the IT Systems to continue to be used in the Business in the period of 6 months immediately following the date of this Agreement to the same extent and in the same manner as they have been used up to and including the date of this Agreement.

3. The material IT Systems are covered by warranty and/or maintenance agreements which the Warrantors reasonably believe are adequate for the requirements of the Company and are sufficient to remedy or compensate any material defect.

4. Reasonable steps have been taken to back up electronically stored information used in the Business and the Company has in place adequate disaster recovery and security arrangements in relation to the IT Systems.

5. The Warrantors have disclosed to the Buyer complete and accurate copies of all proposals, agreements or commitments entered into by the Company in respect of any planned upgrade or development of the IT Systems which will involved expenditure in excess of 10,000 pounds or any substantial new acquisition (by purchase, licence or lease) of any hardware or software or in respect of services affecting the IT Systems.

     OWNERSHIP  AND  OPERATION  OF  THE  HARDWARE

6. The Hardware is legally and beneficially owned by the Company free from any Security Interest, is operated by and under the control of the Company and is not dependent on any facilities which are not under the exclusive ownership, operation or control of the Company.

                                    PART XII

                             COMPETITION LAW MATTERS

1. So far as the Warrantors are aware no member of the Target Group has at any time been nor is a party to or concerned in any agreement, arrangement, concerted practice or conduct which:

1.1 was registrable under the provisions of the Restrictive Trade Practices Act 1976;

1.2 was or is within the scope of Article 81(1) of the EC Treaty or Article 53(1) of the Agreement on the European Economic Area;

1.3     was  or  is  an  abuse of a dominant position under Article 82 of the EC
Treaty  or  Article  54  of  the  Agreement  on  the  European  Economic  Area;

1.4     was  unlawful  by  virtue  of  the  Resale  Prices  Act  1976;

1.5 was or is within either of the prohibitions contained in Chapters I and II of the Competition Act 1998, whether or not subject to a transitional exemption;


1.6 was or is the subject of any investigation or reference under the Fair Trading Act 1973, the Competition Act 1980 or the Enterprise Act 2002; or

1.7 was or is an infringement of the competition law of any other jurisdiction to which any member of the Target Group has been or is subject.

2.     No  member  of  the  Target  Group  has  at  any  time:

2.1 received, nor so far as the Warrantors are aware are there any grounds for believing that it is likely to receive any process, notice, communication or request for information with respect to any actual or proposed agreement, arrangement or concerted practice from the OFT, the Competition Commission, the Secretary of State, the Monopolies and Mergers Commission, the European Commission, the EFTA Surveillance Authority or any other person or body involved in the investigation and/or regulation of mergers or anti-competitive agreements or practices anywhere in the world (for the purposes of this paragraph 2 only, each a "COMPETITION AUTHORITY"); or

2.2 been the subject of any report, decision, order, judgment or injunction made, taken or obtained by any Competition Authority; or

2.3 given or been the subject of any undertaking or assurance given to any Competition Authority in respect of merger control, anti-competitive agreements or practices or otherwise.

3. No application or notification has been made by or on behalf of any member of the Target Group to any Competition Authority under the competition laws of the relevant jurisdiction, nor has any member of the Target Group (directly or indirectly) made any communications to, or been involved in any discussions with, any Competition Authority, in respect of the application of the competition laws of the relevant jurisdiction to:

3.1 any past, present or proposed agreement, arrangement, concerted practice or conduct of any member of the Target Group; or

3.2 any past, present or proposed agreement, arrangement, concerted practice or conduct of any other person.

4. Each member of the Target Group has fully complied with all undertakings and/or assurances given to any Competition Authorities.

                                    PART XIII

                             OFFICERS AND EMPLOYEES

1.     PARTICULARS

1.1 Those persons named as such in the schedule of officers annexed to the Disclosure Letter are the only directors of the Company and no person not named is held out as a director.

1.2 The particulars shown in the schedule of employees annexed to the Disclosure Letter list all the employees of the Company, are, to the best of the Warrantors' knowledge and belief, complete and accurate and in relation to each employee gives:

1.2.1 the employing company, all remuneration payable and benefits provided (whether or not discretionary), notice periods, and length of continuous employment;

1.2.2 any written evidence of entitlements (whether purporting to be discretionary or otherwise) to severance or other payments on termination of employment (including enhanced redundancy payments); and

1.2.3 the terms of any share option, incentive or other similar scheme in which any of the employees are entitled to participate (together with details of their entitlements).

1.3 Since the Interim Accounts Date, no change in the remuneration, benefits and arrangements relating to the employees has been made other than salary or wage increases in the normal course of business nor has the Company made any outstanding offer nor agreed to employ any person.

2.     COMPLIANCE

2.1 The Company has complied with all its material obligations (including health and safety obligations) to or in respect of all its employees and former employees arising out of or in connection with their terms and conditions of employment and/or with any relevant requirement including any orders and awards made in respect of any of them and no amount due to or in respect of any employee or former employee is in arrears and unpaid other than salary for the month current at the date of this Agreement, and no liability for any failure to comply has been transferred to the Company by virtue of the Transfer of Undertakings (Protection of Employment) Regulations 1981 ("TUPE"). Without prejudice to the provisions of paragraph 1 of Schedule VIII, for the purposes of this paragraph 2.1 and paragraph 5 below "former employee" means any person whose employment by the Company ceased in the period of 12 months prior to the date of this Agreement.

2.2 The Company has maintained adequate, relevant and accurate records relating to the service of each of its employees.

3.     NOTICE

3.1 There is not outstanding any contract of employment between the Company and any of its directors, officers or employees which is not terminable by the Company without payment in lieu of notice, damages or compensation (other than any compensation payable by statute) on three month's notice given at any time.

3.2 No employee of the Company has given notice to or received notice from the Company to terminate his contract of employment.

4.     TRADE  UNIONS

     There are no recognition, procedural or other arrangements with trade unions which relate to any of the employees of the Company nor, so far as the Warrantors are aware, are any of the employees members of a trade union; there are no outstanding applications for trade union recognition or derecognition relating to any of the employees and nor, so far as the Warrantors are aware, are any such applications likely to be made; there is no staff association, works council or similar employee body or employee representatives relating to any of the employees.

5.     DISPUTES

     There are no outstanding claims against the Company by the employees or former employees of the Company and, so far as the Warrantors are aware, no payments are due by the Company under the provisions of the Employment Rights Act 1996, or any other legislation conferring rights on employees or former employees.

6.     CONSULTANCY

     There are no outstanding contracts or arrangements to which the Company is a party for the payment to any person or body of any consultancy or like fees.

7.     REDUNDANCIES

The Company has not been subject to a requirement in respect of any of its employees to consult with appropriate representatives as defined in section 188 of the Trade Union and Labour Relations (Consolidation) Act 1992 and/or issue a form HR1 during the three months immediately preceding the date of this Agreement.

8.     TUPE

The Company has not been a party to a "relevant transfer" (as defined in TUPE) at any time during the period of 12 months immediately preceding the date of this Agreement.

                                    PART XIV

                                    PENSIONS

1.1     In this paragraph the following expressions have the following meanings:


     "L.J. DAVIS SCHEME" means the pension scheme of which L.J. Davis is the sole member, held with Lincoln Finance, policy number 125-019040-75.

     "RELEVANT BENEFIT" has the meaning given to it in section 612 of ICTA 1988.

     "RELEVANT PERSON" means those persons listed in either the schedule of officers or the schedule of employees annexed to the Disclosure Letter.

     "SCHEMES" means the 1995 Scheme, the Centaur Communications Limited Stakeholder Scheme and the Synergy Personal Pension Plan or such one or more of them as the context requires.

     "TRANSFERRED EMPLOYEE" means any employee of the Target Group whose employment was transferred under the Transfer of Undertakings (Protection of Employment) Regulations 1981 by virtue of the Sale of Business Agreement dated 31 March 1999 between United News & Media Group Limited, Chiron Communications Limited and Centaur Communications Limited.

     "1995 SCHEME" means the Centaur Communications Limited 1995 Retirement Benefits Scheme and the trustees from time to time of that scheme as the context so requires.

1.2 Save for the Schemes and the state scheme, no member of the Target Group is or has been a party to or a participant in or a contributor to any scheme, agreement or arrangement to provide any Relevant Benefit in respect of any Relevant Person.

1.3 Copies of the following documents in relation to the Schemes are contained in or annexed to the Disclosure Letter:

1.3.1 the current trust deeds and rules governing the 1995 Scheme together with any subsequent amending deeds and resolutions;

1.3.2 all booklets and announcement letters issued to any person who has been a member of any of the Schemes;

1.3.3 a list of the members of the Schemes with accurate and complete details of employer's and member's contributions;

1.3.4 the latest set of audited accounts and report of the trustees of the 1995 Scheme;

1.3.5     the  Inland  Revenue's  letter  of  approval  for  the  1995  Scheme;

1.3.6 a copy of the latest payment schedule in relation to each of the Schemes.

1.4 So far as the Warrantors are aware, no legally enforceable undertaking or assurance has been given in respect of any Relevant Person as to the continuance, introduction, improvement or increase of any Relevant Benefit or as to a change in the terms of membership of any of the Schemes.

1.5 No discretion or power has been exercised under the Schemes in respect of any Relevant Person to:

     1.5.1     augment  any  benefits;  or

     1.5.2     pay  a  contribution  which  would  not otherwise have been paid.

1.6 The 1995 Scheme is approved as an exempt approved scheme within the meaning of Chapter I of Part XIV of ICTA 1988 and the Centaur Communications
Limited Stakeholder Scheme and the Synergy Personal Pension Plan are approved within the meaning of Chapter IV of Part XIV of ICTA 1998 and nothing has been done or, so far as the Warrantors are aware, omitted to be done which may result in the Schemes ceasing to be so approved.

1.7 So far as the Warrantors are aware, the Schemes comply with and have at all times been administered in accordance with their governing provisions and with all applicable laws and regulations (including without limitation the requirements of the Board of Inland Revenue and of trust law). Each member of the Target Group has complied with all applicable obligations under the Welfare Reform and Pensions Act 1999 and all other regulatory and legislative requirements relating to the provision of stakeholder pensions.

1.8 So far as the Warrantors are aware, every person who has at any time had the right to join, or to apply to join, the Schemes has been properly advised of that right. So far as the Warrantors are aware, no Relevant Person has been unlawfully excluded from membership of a Scheme or from benefits thereunder and no transfer value has been paid (directly or indirectly) to the 1995 Scheme from another arrangement in respect of any Relevant Person in contravention of Articles 141 of the EC Treaty, the Pensions Act 1995 or other applicable laws or requirements, or the provisions of the Scheme or otherwise.

1.9 All amounts due to the Schemes by or in respect of the Relevant Persons have been paid in accordance with the payment schedule.

1.10 No member of the Target Group nor any of the Sellers nor the 1995 Scheme are engaged or involved in any Proceedings which relate to the Schemes and no such Proceedings are pending or threatened and so far as the Warrantors are aware there are no facts likely to give rise to any such Proceedings. For these purposes, "Proceedings" includes any litigation or arbitration, any investigation or determination by the Pensions Ombudsman, the Occupational Pensions Advisory Service or any internal disputes resolution procedure established in relation to the 1995 Scheme.

1.11 All benefits which are not money purchase benefits within the meaning of section 181(1) of the Pension Schemes Act 1993 and which are payable under the Schemes on the death of any person while in employment to which the Schemes relate are insured fully under a policy with an insurance company and so far as the Warrantors are aware there are no ground on which that insurance company might avoid liability under that policy.

1.12 Other than the Transferred Employees, no Relevant Person is entitled to any enhanced terms as to the payment of Relevant Benefits (whether under any of the Schemes or otherwise) if he takes early retirement or is made redundant or otherwise that have passed to any member of the Target Group or to any business previously acquired by any member of the Target Group by the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981.

1.13 The Company is not the trustee of the L.J. Davis Scheme and has no liability to make any contributions to the L.J. Davis Scheme, or to meet any costs, fines, penalties or expenses in relation to the L.J. Davis Scheme. All benefits provided by the L.J. Davis Scheme are money purchase benefits only within the meaning of s.181 (1) of the Pension Scheme Act 1993.

                                     PART XV

                            PROPERTY AND ENVIRONMENT

1.     INTERPRETATION

     In this Part each Warranty which is expressed to be given in relation to the "PROPERTY" shall be deemed to be given in relation to each of the Properties as if it had been repeated with respect to each of the Properties and each and every part thereof and reference to the "OWNER" shall, where the context so admits, be a reference to the Target Group Company which is the owner of the relevant Property as shown in Schedule 7 and reference to the "LEASE" shall, where the context so admits, be a reference to each and every lease under which the Property is held.

2.     WARRANTIES

2.1 Schedule 7 contains a complete and accurate list of the properties owned, controlled, or occupied by the Target Group in connection with the Business or in which the Target Group has any interest.

2.2 Any written replies given by the Warrantors or the Seller's Solicitors to any enquiries raised in respect of the Property are true and accurate in all material respects and are not misleading.

2.3 The Target Group has no liability (whether actual contingent or prospective) or obligation in respect of any property other than the Property.


2.4 To the best of the Warrantor's knowledge, information and belief, all information and material provided by the Owner to the Sellers' Solicitors for the purpose of them giving the Certificates of Title is true complete and accurate in all respects.


                                   ENVIRONMENT

3.     INTERPRETATION

     "ENVIRONMENT" means any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground) water, (including coastal and inland waters, surface waters, ground waters and water in drains and sewers) and land (including under any water as described above);

     "ENVIRONMENTAL LAWS" means all international, EU, national, federal, state or local statutes, bylaws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees, statutory guidance notes and equivalent controls concerning the protection of human health and the conditions of work place and process safety or which have as a purpose or effect the protection or prevention of harm to the Environment and which are binding in relation to the Property and/or upon the Company as at the date of this Agreement.

4.     ENVIRONMENTAL  MATTERS

     All material audits commissioned in the last six years and in the possession or control of the Company (whether conducted internally or externally) where they identify an outstanding actual or potential liability pursuant to Environmental Laws relating to the Property have been disclosed to the Buyer.

                                    PART XVI

                                       TAX

1.     GENERAL

1.1 So far as the Warrantors are aware, any transaction for which any clearance or consent was obtained pursuant to any statutory provision or statement of practice relating to Taxation or any press release by any Taxation Authority has been carried out in accordance with the terms of the clearance or consent given for that transaction and the application upon which the clearance or consent was based.

1.2     Since  the  Accounts Date no accounting period of the Company has ended.

1.3 The Company is not a large company for the purposes of the Corporation Tax (Instalment Payments) Regulations 1998 (the "Instalment Regulations") and is not, and has not within the last six years been, a party to any such arrangements as are mentioned in section 36 Finance Act 1998 (group payment arrangements).

1.4 The Company has not claimed any tax relief for expenditure on research and development.

2.     COMPLIANCE

2.1 So far as the Warrantors are aware, the Company has made all returns, claims for relief, applications, notifications, computations, reports, accounts, statements, registrations and assessments (whether physically in existence or electronically stored) ("RETURNS") it is required by law to make. All Returns have been properly submitted (whether physically or electronically) by the Company within any relevant time limits to all Taxation Authorities and the Returns are accurate and are not the subject of any dispute with any Taxation Authority.

2.2 The Company has kept and preserved sufficient records as required by law and to enable it to deliver correct and complete Returns. Such records are accurate and up-to-date in all material respects.

2.3 The Company has punctually submitted to the relevant Taxation Authorities all claims, elections, notifications and disclaimers which have been assumed to have been made for the purposes of computing any provision or reserve for Taxation (including deferred taxation) included in the Accounts. No such claims, elections, notifications or disclaimers have been disputed by the Taxation Authority in question, or withdrawn.

2.4 So far as the Warrantors are aware, all payments by the Company to any person which ought to have been made under deduction or withholding of Taxation have been so made and the Company has (if required by law to do so) provided a certificate of deduction or withholding to such person in the required form.

2.5     No  taxation  authority  has  agreed  to operate any special arrangement
(being an arrangement which is not based on an application of the relevant legislation, statements of practice or extra-statutory concessions) in relation to the Company's affairs.

2.6 The Company has complied with all notices served on it by any taxation authority and no such notice remains outstanding.

2.7 The Company is not and, so far as the Warrantors are aware, is not likely to be involved in a dispute in relation to Taxation.

3.     LOAN  RELATIONSHIPS

3.1 The Company has no, and has not since the Accounts Date had any, loan relationships in relation to which there is a connection between the parties as defined by section 87 Finance Act 1996 (accounting method where parties have a connection), or one of the parties has a major interest (as defined in paragraph 20 of schedule 9 Finance Act 1996) in the other.

3.2     The  Company  does  not  own  any  convertible  securities.


4.     CAPITAL  ALLOWANCES

4.1 The aggregate book value in or adopted for the purposes of the Accounts of the assets of the Company which qualify for allowances under the Capital Allowances Act 1990 or the Capital Allowances Act 2001 does not exceed the aggregate residue of qualifying expenditure or written-down value attributable to such assets for the purposes of those Acts. The aggregate book value in or adopted for the purposes of the Accounts of assets allocated to a pool of assets which qualify for allowances under the Capital Allowances Act 1990 or the Capital Allowances Act 2001 does not exceed the available qualifying expenditure in respect of each such pool under those Acts.

4.2 All expenditure incurred by the Company in the last three years for the provision of machinery or plant has qualified for writing down allowances under
Part II Capital Allowances Act 1990 or Part 2 Capital Allowances Act 2001 (machinery and plant).

4.3 Since the Accounts Date any claims for capital allowances which have been made under the Capital Allowances Act 1990 or Capital Allowances Act 2001 have not been withdrawn, and no available allowances have been disclaimed.

4.4 The Company has no interest in any machinery or plant which is a long-life asset for the purposes of section 38A Capital Allowances Act 1990 or section  91  Capital  Allowances  Act  2001  (long-life  assets).

4.5 The Company has never claimed first-year allowances under section 22 Capital Allowances Act 1990 or section 52 Capital Allowances Act 2001.

4.6 The Company has not claimed any capital allowances other than allowances claimed under Part II Capital Allowances Act 1990 or Part 2 Capital Allowances Act 2001 (plant and machinery allowances).


5.     GROUPS  OF  COMPANIES

5.1 The Company comprises a group with each of the Target Group Companies for the purposes of section 402 ICTA 1988 (surrender of group relief between members of groups and consortia). The Company has not, in the last seven years, been a member of any other group for tax purposes.

5.2 All dividends and other amounts which have been paid by the Company, and which were referred to in section 247 ICTA 1988 (group income) as that section had effect at the time when the dividends or other payments were declared or made, have been paid under a valid election made under that section.


6.     VALUE  ADDED  TAX

6.1 The Company has not, within three years ending on the Accounts Date, been registered for the purposes of the Value Added Tax Act 1994 otherwise than as a member of a group of companies for the purposes of sections 43 to 43c Value Added Tax 1994 (groups of companies) of which Centaur Communications Limited is the representative member (the "REPRESENTATIVE MEMBER").

6.2 The Representative Member is a registered and taxable person for the purposes of the Value Added Tax Act 1994, such registration not being pursuant to paragraph 2 schedule 1 Value Added Tax Act 1994 and not subject to any conditions imposed by or agreed with H.M. Customs and Excise. So far as the Warrantors are aware, the Company has complied with the terms of all statutory provisions, regulations, directions, conditions, notices and agreements with H.M. Customs and Excise relating to value added tax. The Representative Member has not been required by H.M. Customs and Excise to give security.

6.3 The Company has not (within the last three years) acquired any asset to which Part XV of the Value Added Tax Regulations 1995 (adjustments to the deductions of input tax on capital items) applies or will apply.

6.4 The Company is not required to pay amounts on account of value added tax under any order made under section 28 Value Added Tax Act 1994 (payments on account).

6.5 No claims have been made by the Company under section 36 Value Added Tax Act 1994 (bad debts).

6.6 The Company is not, and has not agreed to become, an agent, manager, factor or VAT representative for the purposes of section 47 or 48 Value Added Tax Act 1994 (agents etc.) of any person who is not resident in the United Kingdom;

7.     CLOSE  COMPANIES

7.1 The Company is not and has never been a close investment-holding company within the meaning of section 13A ICTA 1988 (close investment-holding companies).

8.     EMPLOYEES

8.1 So far as the Warrantors are aware, the Company has properly operated and complied with all provisions dealing with PAYE and National Insurance contributions and has deducted tax as required by law from all payments to or treated as made to or benefits provided for employees, officers, ex-employees, ex-officers and persons rendering services to the Company.

8.2 The Company has not remunerated any employee, officer or other person rendering services other than in cash payable to that employee, officer or other person and there are no legally binding arrangements for the Company to provide any such non-cash remuneration.

8.3 So far as the Warrantors are aware, no person has acquired, since 16 April 2003, shares or securities or an interest in shares or securities where the right or opportunity to acquire those shares or securities or that interest is, or was, regarded for the purposes of section 421B Income Tax (Earnings and Pensions) Act 2003 as available by reason of an employment of that person or any other person, where that employment is or was either:

     8.3.1     employment  by  the  Company;  or

     8.3.2 in a case where the shares or securities in question are shares or securities of the Company, employment by any person.

8.4 So far as the Warrantors are aware, no person has acquired, since 16 April 2003, shares or securities or an interest in shares or securities where the right or opportunity to acquire those shares or securities or that interest is, or was, conferred on that person by reason of his provision of services to the Company.

8.5     The  Company:-

     8.5.1     does  not  operate  any  scheme approved under Chapters 7 or 8 of
Part 7 Income Tax (Earnings and Pensions) Act 2003 (approved SAYE option schemes and approved CSOP schemes) or schedule 9 ICTA 1988 (approved share option and profit sharing schemes);

     8.5.2 does not operate any plan approved under Chapter 6 of Part 7 Income Tax (Earnings and Pensions) Act 2003 or schedule 8 Finance Act 2000 (share incentive plans);

     8.5.3 has not granted any qualifying options under Chapter 9 of Part 7 Income Tax (Earnings and Pensions) Act 2003 or schedule 14 Finance Act 2000 (enterprise management incentives); and

     8.5.4 does not operate a qualifying employee share ownership trust as defined in schedule 5 Finance Act 1989 (employee share ownership trusts).

8.6 The Company has never, under section 140G ICTA 1988 (information for the purpose of sections 140A to 140F), or section 85 Finance Act 1988 (information: unapproved share schemes), been required to provide, give or deliver particulars (as specified in those sections) to any Taxation Authority.

8.7 The Company has not been granted any dispensations relating to the taxation of its employees or the reporting of benefits provided to such employees.

9.     STAMP  DUTIES

9.1 There is no instrument to which the Company is a party, or which is necessary to establish the Company's rights or the Company's title to any asset, which is liable to stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) which has not been duly stamped or which would attract stamp duty, interest or penalties if brought within the relevant jurisdiction.

9.2 So far as the Warrantors are aware, the Company has complied in all respects with the provisions of Part IV Finance Act 1986 (stamp duty reserve tax) and with any regulations made under the same.

9.3 The Company does not hold any interest in land in the United Kingdom which was acquired by it or by another Target Group Company, or which is derived from an interest in land which was acquired by it or by another Target Group Company, within three years prior to the date of this Agreement:-

     9.3.1 by means of an instrument which was stamped on the basis that it was entitled to relief under any of section 42 Finance Act 1930, section 11 Finance Act (Northern Ireland) 1954, section 151 Finance Act 1995, or section 76 Finance Act 1986; or

     9.3.2 under a transaction which was exempt from, or subject to a reduced rate of, stamp duty land tax by virtue of any of paragraphs 1, 7 or 8 of schedule 7 Finance Act 2003 (group relief, reconstruction relief and acquisition relief).

9.4 The Company has complied in all respects with the provisions of Part 4 Finance Act 2003 (stamp duty land tax), including its associated schedules, and with any regulations made under the same. The Inland Revenue has not enquired, or given notice of its intention to enquire, into a land transaction return delivered by or on behalf of the Company.

10.     INTERNATIONAL

10.1 The Company was incorporated in and is and always has been resident only in the United Kingdom for Taxation purposes.

10.2 So far as the Warrantors are aware, the Company has not, without the prior consent of the Treasury, entered into any of the transactions specified in section 765 ICTA 1988 (migration etc. of companies), nor has it entered into a transaction of the type referred to in section 765A ICTA 1988 (movements of capital between residents of member states) without complying with the information reporting requirements prescribed by virtue of that section.

10.3 No provision has been made or imposed by means of a transaction or series of transactions which requires the Company to compute its profits or losses for tax purposes as if an arm's length provision has been made or imposed instead of the actual provision in accordance with the requirements of Schedule 28AA.

11.     INTANGIBLE  ASSETS

11.1 There are no assets held by the Company in respect of which it has claimed, or will before Completion claim, any debits under schedule 29 Finance Act 2002 (gains and losses of a company from intangible fixed assets).


                                   SCHEDULE 6

                              LIMITATIONS ON CLAIMS

1.     INTERPRETATION
In  this  Schedule  (unless  the  context  otherwise  requires):

1.1 a "CLAIM" means any claim against the Warrantors (or any of them) under the Warranties or under clause 5.11 (save in respect of any claim under the Warranties contained in paragraph 8 of Part II of Schedule 5) any claim under the Pensions Schedule or under the Tax Deed; and

1.2 "DETERMINATION" means a determination by a court of competent jurisdiction or a final award or decision of a duly appointed arbitrator or expert (as the case may be) or a binding agreement between the parties and "DETERMINED" shall be construed accordingly.

2.     TIME  LIMITS

2.1 The Warrantors shall not be liable for any claim unless written notice of the claim has been given to them by or on behalf of the Buyer:

2.1.1 in respect of a claim under Part XVI of Schedule 5 or under the Pensions Schedule, on or before 30 September 2010; and

2.1.2     in  respect  of  any  other  claim,  on  or  before 30 September 2005.

2.2     The  written  notice  of  the  claim (other than any claim under the Tax
Deed) shall be given as soon as reasonably practicable by the Buyer and shall give details (so far as such details are known to the Buyer) of the nature of the claim, the circumstances giving rise to it and the Buyer's bona fide estimate of any alleged loss (provided that any failure by the Buyer to give all relevant details of a claim and/or an estimate of the alleged loss in such notice shall not prejudice the claim in question).

2.3 Any claim (other than any claim under the Tax Deed) shall be deemed to be withdrawn (if it has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect thereof have been commenced within twelve months of the giving of written notice of the claim, and for this purpose such legal proceedings shall not be deemed to have commenced unless both issued and served. In the case of claims relating to a contingent liability of the Warrantors or the Company, as provided for in paragraph 11, the requirement to commence legal proceedings shall be deemed to be within twelve months of such liability becoming actual and not contingent.

3.     UPPER  LIMIT

The aggregate liability of each Warrantor for all claims, including for any claim under the Tax Deed and the Pensions Schedule, shall be limited to the amount set opposite such Warrantor's name in columns 2 to 5 below. For the purposes of these limits, the liability of the Warrantors shall include the amount of all costs, expenses and other liabilities (together with any VAT thereon) payable by them in connection with the satisfaction, settlement or determination of any such claim. The liability of each Warrantor for any individual claim shall be limited to his relevant proportion as set opposite such Warrantor's name in column 6 below.


(1) WARRANTOR . . . .  (2) LIABILITY FOR CLAIMS    (3) LIABILITY FOR CLAIMS
                           NOTIFIED PRIOR TO           NOTIFIED PRIOR TO
                           31 DECEMBER 2004            30 SEPTEMBER 2006
                              (POUNDS)                     (POUNDS)
---------------------  ------------------------     -----------------------
Graham Sherren. . . .         10,362,000                    6,908,000
---------------------  ------------------------     -----------------------
Griffin Land. . . . .         24,756,000                   16,504,000
---------------------  ------------------------     -----------------------
VS & A Communications         24,882,000                   16,588,000
---------------------  ------------------------     -----------------------
Total . . . . . . . .         60 million                   40 million
---------------------  ------------------------     -----------------------


(1) WARRANTOR . . . .    (4) LIABILITY FOR CLAIMS  (5) AGGREGATE LIABILITY FOR
                             NOTIFIED PRIOR TO         THE REMAINING PERIOD
                             30 SEPTEMBER 2008         OF RISK
                               (POUNDS)                (POUNDS)
---------------------  --------------------------  ----------------------------
Graham Sherren. . . .           6,044,500                  5,181,000
---------------------  --------------------------  ----------------------------
Griffin Land. . . . .          14,441,000                 12,378,000
---------------------  --------------------------  ----------------------------
VS & A Communications          14,514,500                 12,441,000
---------------------  --------------------------  ----------------------------
Total . . . . . . . .          35  million               30 million
---------------------  --------------------------  ----------------------------


(1) WARRANTOR . . . .     (6) RELEVANT PROPORTION (%)
---------------------     ---------------------------
Graham Sherren. . . .                17.27
---------------------     ---------------------------
Griffin Land. . . . .                41.26
---------------------     ---------------------------
VS & A Communications                41.47
---------------------     ---------------------------
Total . . . . . . . .                100
---------------------     ---------------------------



For the avoidance of doubt, the cap on liability set out in each column opposite "Total" in the above table shall take into account any liability for claims notified in the periods preceding the period to which each column relates.

4.     LOWER  LIMIT

4.1 Save in respect of a claim arising under the Tax Deed in respect of the non- availability or loss of any Corporation Tax Saving (as defined therein) (a "CORPORATION TAX CLAIM"), the Warrantors shall not be liable for any claim unless the aggregate amount of such claim, when taken together with the amount of all other claims (including any claims under the Tax Deed), exceeds 1,000,000 (the "THRESHOLD") in which event the Warrantors shall, subject to the other provisions contained in this Schedule, be liable for the amount in excess of the Threshold only.

4.2 The Warrantors shall not be liable for any Corporation Tax Claim unless the aggregate amount of such claim exceeds 150,000 pounds in which event the Warrantors shall, subject to the other provisions contained in this Schedule, be liable for the whole amount of such claim and not merely the amount in excess of 150,000 pounds. If the amount of such claim is greater than 150,000 pounds, but the Warrantors' actual liability is reduced below 150,000 pounds by paragraph 5.3 of this Schedule 6, the Warrantors shall discharge the actual liability so reduced notwithstanding it is less than 150,000 pounds

4.3 Save in respect of any claim under the Tax Deed, the Warrantors shall not be liable for any claim where the liability in respect of such claim does not exceed 10,000 pounds (a "DE MINIMIS CLAIM") and no such De Minimis claim shall count towards the Threshold provided that the liability of any claims arising out of a series of identical or substantially similar matters, facts, or circumstances shall be aggregated for the purpose of determining whether such claims constitute De Minimis claims.

4.4 For the purposes of calculating claims counting towards the Threshold, there shall be excluded in any claim the amount of any costs, expenses and other liabilities (together with any irrecoverable VAT thereon) incurred or to be incurred by the Buyer and any Target Group Company in connection with the making of any such claim.

5.     DOUBLE  CLAIMS

5.1 No Warrantor shall be liable for any breach of the Warranties to the extent that the loss occasioned by the fact, matter, event or circumstance giving rise to such breach has been recovered under the Tax Deed or the Pensions Schedule or from another Warrantor.

5.2 If the same fact, matter, event or circumstance gives rise to more than one claim for breach of any Warranties, the Buyer shall not be entitled to recover more than once in respect of such fact, matter, event or circumstance.

5.3 There shall be offset against the aggregate amount of any claims any amount by which the Completion Cash Balances exceed 3,881,000 pounds.

6.     CHANGES  ON  AND/OR  AFTER  COMPLETION

The Warrantors shall not be liable for any claim to the extent that it arises, or is increased or extended by:

6.1 any change to legislation, any increase in rates of Taxation or any change in the published practice of a revenue authority, in each case made on and/or after Completion with retrospective effect;

6.2 any change in the accounting reference date of the Buyer or any Target Group Company made on and/or after Completion;

6.3 any change in any accounting policy or practice of any Target Group Company made on and/or after Completion, save where such change is required to conform such policy or practice with generally accepted policies or practices as at Completion or where such change is necessary to correct an improper policy or practice as at Completion; or

6.4 any voluntary act, omission or transaction carried out by, or at the request of, or with the consent of, the Buyer after Completion otherwise than in the ordinary course of business or to comply with its legal or regulatory obligations (including compliance with any relevant accounting standard) and which the Buyer knew or ought reasonably to have known would give rise to or increase the amount of a claim.

7.     REMEDIABLE  BREACHES

     The Warrantors shall not be liable for any claim (other than claims under the Tax Deed) to the extent that the fact, matter, event or circumstance giving rise to such claim is remediable and is remedied by, or at the expense of, the Warrantors within 20 Business Days of the date on which written notice of such claim is given to the Warrantors.

8.     THIRD  PARTY  RECOVERY

8.1 Where the Buyer and/or the Company is, in the reasonable opinion of the board of directors of the Buyer, likely to be entitled to recover from some other person (including an insurer under any insurance policy in force for the benefit of the Target Group) any sum in respect of any matter giving rise to a claim for breach of the Warranties, then the Buyer shall procure that all reasonable steps are taken to enforce such recovery, shall notify the Warrantors that reasonable steps are being taken to enforce such recovery and shall consult with the Warrantors in relation to the progress of such recovery, provided that:

8.1.1 the Buyer or the Company shall not be required to take any action against such third party if, in the reasonable view of the Buyer, to take such action would be likely to damage the goodwill or trading or prospects of the Business.

8.1.2 subject to paragraph 8.1.3, the Buyer and/or the Company may take action to bring and enforce a claim under this Agreement, the Tax Deed or any related agreement without first taking action against such third party; and

8.1.3 where the claim relates to any loss which is covered by any insurance policy in force for the benefit of the Target Group, the Buyer and/or the Company shall be obliged to take action to recover under such policy before taking action against the Warrantors to recover under the Warranties PROVIDED THAT (a) the Company and/or the Buyer shall not be required to resolve finally the insurance claim before commencing proceedings against the Warrantors in respect of the alleged breach of Warranty and (b) the time period in paragraph
2.3 shall be extended to the date being twelve months from the date on which the insurance claim is made.

9.     REIMBURSEMENT

If, after any Warrantor has made any payment in respect of a claim (other than a claim made under the Tax Deed), the recipient of that payment or any Target Group Company recovers from a third party (including an insurer) a cash sum or benefit in kind which is directly referable to that claim (the "RECOVERY AMOUNT"), then the Buyer shall forthwith repay (or procure the repayment) to the relevant Warrantor of so much of the Recovery Amount (less all reasonable costs, charges and expenses incurred in making such recovery) as does not exceed the sum paid by the relevant Warrantor.

10.     MISCELLANEOUS

     The Warrantors shall have no liability (or such liability shall be reduced) in respect of any claim for breach of any of the Warranties if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts or in the Interim Accounts.

11. If in respect of any claim under the Warranties the liability of the Warrantors or the Company is contingent only, then the Warrantors shall not be under any obligation to make any payment to the Buyer until such time as the contingent liability ceases to be contingent and becomes actual.

12. Any amount payable by the Warrantors to the Buyer in satisfaction of any claim made under the Warranties or under Clause 5.11 shall be treated as a reduction by that amount of the consideration paid to the Sellers pursuant to this Agreement.

13. The Buyer shall take all reasonable steps to mitigate any loss or liability which is or might become the subject of a claim under this Agreement.

14.     The  only  Warranties  given  in  relation  to

14.1 the Properties and Environmental Matters are those contained in Part XV of Schedule 5;

14.2     Intellectual  Property Rights are those contained in Part X of Schedule
5;  and

14.3     Taxation  are  those  contained  in  Part  XVI  of  Schedule  5.

15. If any claim is made against any Target Group Company which may give rise to a liability under this Agreement or under the Pensions Schedule, the Buyer shall (and shall procure that the Target Group shall):-

15.1 subject to the Warrantors indemnifying the Buyer and/or the Target Group to the Buyer's reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably incurred, not make any admission of liability, agreement or compromise with any person, body or authority in relation to that claim without the prior written consent of the Warrantors such consent not to be unreasonably withheld or delayed;

15.2 (except to the extent prevented from doing so by legal privilege or confidential obligations owed to a third party) give the Warrantors and their professional advisers reasonable access to the premises and personnel of the Buyer and/or the Target Group (as the case may be) and to any relevant chattels, accounts, documents and records within the power or control of the Buyer and/or the Target Group so as to enable the Warrantors and their professional advisers to examine such premises, chattels, accounts, documents and records and to take copies at the Warrantors' expense;

15.3 subject to the Warrantors indemnifying the Buyer and/or the Target Group to the Buyer's reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably incurred, take such action as the Warrantors may request to avoid, dispute, resist, compromise or defend such claim provided always that the Buyer or the Target Group shall not be required to take any action against such third party if, in the reasonable view of the Buyer, to take such action would be likely to damage the goodwill or trading or prospects of the Business.



                               SCHEDULE 7

                                LEASEHOLD



PROPERTY                          TENANT                   EXISTING USE
-----------------------------------------------------------------------

St Giles House, 49
and 50 and part of 51 Poland
Street, London, W1                the Company                   Offices
------------------------------------------------------------------------
Units 1, 2 and 6 Sugar
Brook Court, Aston Road,
Bromsgrove, Worcestershire        Ascent Publishing Limited     Offices
------------------------------------------------------------------------
Part ground and basement,
1st, 2nd, 3rd and 4th floor
12/26 (even) Lexington Street,
London W1                         the Company                   Offices
------------------------------------------------------------------------
Part basement, lower ground,
garage at ground floor, 1st
and 2nd floor Michael House,
35-37 Chiswell Street,
London, EC1                       Perfect Information Limited   Offices
--------------------------------------------------------------------------------

Office Suite 4, Brearley House,
278 Lymington Road, Highcliffe,
Dorset, BH23 5ET                  the Company                   Offices
------------------------------------------------------------------------
3rd, 4th, and 5th floors 134/140
(even) Oxford Street and 77/84
Wells Street, London, W1          the Company (tenant)          Offices
------------------------------------------------------------------------
4th and 5th floor offices,
31 Upper Street, Luton            Perfect Information Limited   Offices

                                   SCHEDULE 8

                                    PENSIONS

1.     DEFINITIONS

1.1 For the purposes of this Schedule, the following expression has the following meaning:

CLAIM any written claim to an entitlement to any Relevant Benefits made by any Transferred Employee (or any person acting on his behalf) against a Buyer Group Company arising out of or in connection with such Transferred Employee's membership of the United Magazines Final Salary Scheme and where the obligation to meet such entitlement has transferred to the Buyer Group Company by the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981. For this purpose written claim includes any letter of complaint, the initiation of any proceedings in any tribunal or court, any submission to the Pensions Ombudsman or any correspondence between any Buyer Group Company and the Occupational Pensions Regulatory Authority, or any successor regulator.

1.2 References to paragraphs are (unless otherwise stated) to paragraphs in this Schedule. Headings are for convenience only and shall not affect the construction or interpretation of this Schedule.

1.3 In the event that the terms of this Schedule conflict with the terms of any other provision of this Agreement, the terms of this Schedule shall take precedence.

1.4 Schedule 6 (other than paragraphs, 4.2, 5.2, 6.1 and 11) applies for the purposes of any claim made under this Schedule.



2.     INDEMNITY

2.1 The Warrantors shall indemnify (and keep indemnified) the Buyer on behalf of itself and as trustee for each Buyer Group Company against all losses, claims, liabilities, demands or proceedings and reasonable costs and expenses (including without limitation any reasonable legal and actuarial fees) suffered or incurred by any Buyer Group Company as a direct or indirect consequence of a Claim. The extent of the liability of the Warrantors will be calculated subject to paragraph 5 below.

2.2 Subject to paragraph 3 below, the Warrantors shall not be liable to make any payment under paragraph 2.1 unless written notice of a Claim has been given to them by or on behalf of the Buyer on or before 30 September 2010 in accordance with Schedule 6.

2.3 The Warrantors shall not be liable to make any payment under this Schedule to the extent that it arises out of, or as a result of, any act or omission by which any Buyer Group Company knowingly incites any Transferred Employee (or any person acting on his behalf) to make a Claim.

3.     CERTIFIED  AMOUNT

3.1 In the event that the Buyer has given notice to the Warrantors on or before 30 September 2010 of one or more Claims under paragraph 2, the remaining provisions of this paragraph 3 shall apply.

3.2 Within 28 days after 30 September 2010, or earlier, if otherwise agreed between the Buyer and the Warrantors, the Buyer and the Warrantors will jointly instruct independent legal counsel of at least 10 years' call specialising in pensions law to give a written opinion addressed to both parties as to whether any Transferred Employee (and if so, which Transferred Employees) could make a Claim against any Buyer Group Company and if so what, in his opinion, would be the likely result of such Claim or Claims (including, without limitation, any Claims brought before 30 September 2010 which have not been settled or have not been met in full by the time this paragraph 3.2 is implemented), and if his opinion is that on the balance of probabilities such Claim or Claims would be successful, the basis on which any actual or contingent outstanding liability of any Buyer Group Company as a consequence of such Claims would, on the balance of probabilities, be calculated.

3.3 In the event that legal counsel advises that a Claim against a Buyer Group Company would, on the balance of probabilities, be successful, the Buyer and the Warrantors will, within 28 days of the Buyer and the Warrantors receiving this advice, jointly instruct an independent actuary to certify his opinion of the estimated costs of meeting all such liabilities which any Buyer Group Company may have on the basis of the legal advice obtained under paragraph 3.2.

3.4 The parties will co-operate fully in preparing the joint instructions set out in paragraphs 3.2 and 3.3. In particular, if the instructions referred to in paragraphs 3.2 and 3.3 are not issued within the time limits set out in those paragraphs, both parties will co-operate to ensure that the instructions are issued as soon as reasonably practicable after those time limits.

3.5 If the parties fail to instruct an actuary and/or legal counsel in accordance with this paragraph 3 and the Buyer forms the view that the Warrantors have not co-operated or have acted in bad faith in discussions to jointly instruct an actuary and/or legal counsel, the Buyer may issue the Warrantors with a notice that, unless the Warrantors take all reasonable steps to co-operate with the Buyer to jointly instruct an actuary and/or legal counsel within a further 14 days, the Buyer shall be entitled to instruct legal counsel and/or the actuary as appropriate alone. Before finalising the instructions under this paragraph, the Buyer shall give Warrantors a copy of the instructions and supporting documents. The Buyer shall obtain a fee quotation from the legal counsel and/or actuary and shall notify the Warrantors of that fee quotation. The Buyer will allow the Warrantors 14 days in which to comment on the documentation and/or the fee quotation and shall make appropriate adjustments to the instructions and supporting documents to take account of the reasonable comments of the Warrantors before delivering them to legal counsel and/or the actuary. The Buyer shall supply the Warrantors with a copy of the advice supplied by the legal counsel and/or the certificate supplied by the actuary.

3.6 The actuary instructed under paragraph 3.3 or 3.5 as the case may be will use such bases as are advised by legal counsel under paragraph 3.2 for the purposes of his certification. The actuary will make the following assumptions:

3.6.1 that any Transferred Employee who could make a Claim does make a Claim for the maximum amount of Relevant Benefits to which he may be entitled in accordance with the advice of legal counsel under paragraph 3.2;

3.6.2 that the liability to provide Relevant Benefits in respect of each TransferredEmployee would be met by the purchase of an annuity on the open market.

For these purposes, the actuary will include in his calculations any prospective liabilities in respect of any Claims which have already been made and which have not yet been settled, or have not yet been met in full. The resulting amount will be the "CERTIFIED AMOUNT".

3.7 Within 21 days of the actuary notifying the Warrantors of the Certified Amount, the Warrantors will pay 50% of the Certified Amount (the "Indemnified
Amount")  to  the  Buyer  subject  to  and  in accordance with the provisions of
Schedule  6.

3.8 Once a Warrantor has paid the Relevant proportion of all amounts which are due and payable by that Warrantor as at the date of payment by him under paragraph 2.1 and this paragraph 3, that Warrantor will be fully discharged from any further liability under this Schedule.

3.9 To the extent that any Claims made before 30 September 2010 have not been settled, or have not been met in full, the Buyer shall set aside part or all of the Indemnified Amount paid to it to provide the maximum amount of Relevant Benefits for which the Buyer Group is (according to the advice of counsel and to the actuarial certification) liable to meet for the Transferred Employees in respect of whom such Claims are outstanding.

4.     COSTS

The Warrantors shall meet all the costs of obtaining the legal and actuarial opinions referred to in paragraph 3, subject, where the instructions are obtained jointly under paragraphs 3.2 and 3.3, to their having approved such costs in advance.

5.     UPPER  LIMIT

5.1 Each Warrantor shall be liable under this Schedule, on a several (and not a joint) basis, only for the proportion of any amount payable under this Schedule set out against his name under the heading "Relevant proportion" in the table set out below. The aggregate liability of each Warrantor for all claims under this Schedule shall be limited to the amount set out against his name under the heading "Liability cap" in the table set out below:


WARRANTOR . . . . . . . . . . . . .  LIABILITY CAP      RELEVANT PROPORTION (%)
                                     (POUNDS)
-----------------------------------  -----------------  -----------------------
Graham Sherren. . . . . . . . . . .            345,400                    17.27
-----------------------------------  -----------------  -----------------------
Griffin Land & Nurseries Inc. . . .            825,200                    41.26
-----------------------------------  -----------------  -----------------------
VS&A Communications Partners II LLP            829,400                    41.47
-----------------------------------  -----------------  -----------------------
Total . . . . . . . . . . . . . . .          2,000,000                      100
-----------------------------------  -----------------  -----------------------



5.2 For the purposes of the limits set out in paragraph 5.1 above, the liability of the Warrantors shall include the amount of all costs, expenses and other liabilities (together with any VAT thereon) payable by them in connection with the satisfaction, settlement or determination of any Claim, and in particular shall include costs under paragraph 4.

5.3 The upper limits set out in this paragraph 5 do not alter the overall aggregate liability limits set out in paragraph 3 of Schedule 6 and any claims made under this Schedule shall form part of the liabilities which are aggregated for the purposes of paragraph 3 of Schedule 6.





SIGNED  as  a  DEED  and  DELIVERED  by)               Graham  Sherren
GRAHAM SHERREN  in  the  presence  of: )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor





SIGNED  as  a  DEED  and  DELIVERED  by   )               Graham  Sherren
JONATHAN SCOTT  in  the  presence  of:    )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor







EXECUTED  and  DELIVERED  as  a  DEED      )
by  ZRH  NOMINEES  (0022)  LIMITED         )
as nominee for Rothschild Trust (Schweiz)  )
AG  and  RTB  Trustees  Limited  in  their )
capacity as trustees of the Graham Sherren )
Settlement acting  by:                     )



                                             Director



                                             Director/Secretary





EXECUTED  and  DELIVERED  as  a  DEED       )
by  ZRH  NOMINEES  (0022)  LIMITED          )
as nominee for Rothschild Trust (Schweiz)   )
AG and RTB Trustees Limited  in  their      )
capacity as trustees of the Graham Sherren  )
Settlement  acting  by:                     )



                                             Director



                                             Director/Secretary









EXECUTED  and  DELIVERED  as  a  DEED       )
by  GRIFFIN  LAND  &  NURSERIES  INC.       )
acting  by:                                 )


                                             /s/Frederick M Danziger
                                             Frederick  M  Danziger
                                             Director


                                             /s/Anthony Galici
                                             Anthony  Galici
                                             Secretary





EXECUTED  and  DELIVERED  as  a  DEED       )
by  VS&A  COMMUNICATIONS                    )
PARTNERS  II,  LP                           )
acting  by:                                 )


                                             /s/Marco Sodi
                                             Marco  Sodi
                                             Director


                                             /s/Morgan Callagy
                                             Morgan  Callagy
                                             Director/Secretary











SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
JUDY  SHERREN  in  the  presence  of:       )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor





SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
FIONA  ABEL  in  the  presence  of:         )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor






SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
JOANNA  SCOTT  in  the  presence  of:       )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor






SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
KATHERINE  SHERREN                          )
in  the  presence  of:                      )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Andrew  Gillen




SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
NICOLA  CANAVAN  in  the  presence  of:     )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor






SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
SALLY  MCVICKER  in  the  presence  of:     )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor




SIGNED  as  a  DEED  and  DELIVERED  by     )               Graham  Sherren
GRAHAM  SHERREN  as  attorney  for          )
CAROLINE  SWIFT  in  the  presence  of:     )

Witness

Signature:     /s/Andrew  Gillen

Name:          Andrew  Gillen

Address:       10  Snow  Hill

               London

Occupation:    Solicitor





EXECUTED  and  DELIVERED  as  a  DEED       )
by  CENTAUR  HOLDINGS  PLC                  )
acting  by:                                 )


                                                           /s/Colin Morrison
                                                           Colin  Morrison
                                                           Director


                                                           /s/Patrick Taylor
                                                           Patrick  Taylor
                                                           Director/Secretary







           Exhibit 2.4                                            CONFORMED COPY
                                                                  --------------




                     Dated         27 February 2004


                         (1)  GRAHAM SHERREN AND OTHERS

                            (2)  CENTAUR HOLDINGS PLC






                                    TAX DEED
                                   relating to
                         CENTAUR COMMUNICATIONS LIMITED

                                    CONTENTS

CLAUSE                                                  PAGE

1.     Definitions  and  interpretation                             1
2.     Covenants                                                    6
3.     Exclusions  and  limitations                                 7
4.     Withholdings  and  deductions                                11
5.     Third  Party  Recovery  and  Corresponding  Savings          11
6.     Conduct  of  claims                                          13
7.     Tax  computations                                            15
8.     Amount  of  a  Liability  to  Taxation                       15
9.     Due  date  for  payment                                      16
10.    Buyer  Covenant                                              17
11.    General                                                      18
12.    Notices                                                      18
13.    Applicable  law  and  jurisdiction                           19
14.    Assignment                                                   20


THE  SCHEDULE

     Part  I     Covenantors
     Part  II    Buyer
     Part  III   Group  Companies

THIS  TAX  DEED  is  made  on  27 February 2004

BETWEEN:

(1) GRAHAM SHERREN AND OTHERS whose details are set out in Part I of the Schedule (the "COVENANTORS"); and

(2) CENTAUR HOLDINGS PLC whose details are set out in Part II of the Schedule (the "BUYER").

WHEREAS:

This Deed is entered into by the parties pursuant to and supplements the Agreement.

THIS  DEED  WITNESSES  as  follows:

1.     DEFINITIONS  AND  INTERPRETATION

1.1 The following words and expressions where used in this Deed have the meanings given to them below:

AGREEMENT              the  agreement  dated  as of the date hereof between the
                       Sellers, as defined in the Agreement (including the Covenantors) (1) and the Buyer (2).

ASSUMED  DEDUCTION     the  statutory  corporation tax deduction of 10,356,000
                       Pounds which, for the purposes of agreeing the amount of the Consideration, the parties have assumed will arise under Schedule 23 of the Finance Act 2003 in respect of the acquisition of shares by employees on the exercise of the Centaur Options

CENTAUR  OPTIONS       options granted pursuant to the Centaur Communications
                       Limited 1984 Executive Share Option Scheme or the Centaur
                       Communications Limited Unapproved  Share Option Scheme.

CORPORATION TAX SAVING  the  tax  saving  of 3,106,000 pounds,  being  30% of the Assumed  Deduction.

EVENT includes any event, transaction, act, occurrence, or omission of whatever nature, the acquisition, disposal or realisation of any asset, the making of any claim or election relevant for Taxation purposes, and Completion.

GROUP COMPANY          any of the companies set out in Part III of the Schedule.

GROUP  RELIEF          the  meaning  attributed to that term by section 402
                       ICTA 1988.

ICTA  1988             the  Income  and  Corporation  Taxes  Act  1988.

PROFITS includes income, profits, gains (including capital gains) or the value of supplies and any other consideration, value or receipts used or charged for taxation purposes.

RELIEF any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any liability to make a payment of or relating to Taxation.

TAXATION all taxes, duties (including stamp duties), charges, levies, imposts, contributions, withholdings or amounts in the nature thereof chargeable by any Taxation Authority irrespective of the person against or To which any such taxes, duties, charges, levies, imposts, contributions, withholdings or amounts in the nature thereof are directly or primarily chargeable, together with all interest, fines, penalties, surcharges and charges incidental or relating to the imposing of any of such taxes, duties, charges, levies, imposts, contributions, withholdings or amounts in the nature thereof (save to the extent that such interest, fines, penalties, surcharges or charges are attributable to any delay or default after Completion of the Company, any Group Company or the Buyer, or their agents).

TAXATION  AUTHORITY    any  taxation or other authority (whether within or
                       outside the United Kingdom) competent to impose liability for Taxation.

TCGA  1992             Taxation  of  Chargeable  Gains  Act  1992.

VATA  1994             Value  Added  Tax  Act  1994

1.2     In  this  Deed:

     1.2.1 A reference to "LIABILITY TO TAXATION" includes any of the following:

          (a) a liability to make a payment of or relating to Taxation (an "A LIABILITY");

          (b) the application of all or part of any Relief in computing either Profits earned, accrued or received on or before Completion or Taxation arising in respect of any Event on or before Completion in circumstances where
(i) the Relief arises in respect of any Event occurring or period ending after the Accounts Date, or (ii) that Relief has been taken into account as an asset of a Group Company in preparing the Accounts or in computing (and so reducing) any provision relating to deferred Tax which appears in the Accounts (or which but for the presumed availability of such Relief, would have appeared in the Accounts) and in either case where, but for such application, a Group Company would have been liable to make a payment of or relating to Taxation in respect of which the Buyer would have been able to make a claim under this Deed (a "B LIABILITY");

          (c) the loss, non-availability or setting off against any liability to make a payment of or relating to Taxation (for which no provision has been made in preparing the Accounts and in respect of which but for such setting off the Buyer would have been able to make a claim under this Deed) of all or part of a right to repayment of Taxation which has been treated as an asset of a Group Company in preparing the Accounts (a "C LIABILITY"); and

          (d) the loss or non-availability of all or part of any Relief, where (i) that Relief has been taken into account as an asset of a Group Company in preparing the Accounts or in computing (and so reducing) any provision relating to deferred Tax which appears in the Accounts (or which but for the presumed availability of such Relief would have appeared in the Accounts) in circumstances where the Relief would (were it not for the said loss, non-availability or application) have been available in full to any Group Company, or (ii) that Relief comprises the Corporation Tax Saving (a "D LIABILITY").

     1.2.2 A reference to a "TAX ASSESSMENT" means any notice, demand, assessment, return, accounts, letter or other document or action taken indicating that it is likely that a liability to Taxation will arise in respect of which a claim may be made under this Deed.

     1.2.3 References to Profits earned, accrued or received include Profits deemed to have been or treated as earned, accrued or received for taxation purposes.

     1.2.4 References to Profits being earned, accrued or received on or before a particular date or in respect of a particular period shall include Profits deemed for taxation purposes to have been earned, accrued or received on or before that date or in respect of that period.

     1.2.5 References to any payment, dividend or distribution shall include anything which is deemed to be a payment, dividend or distribution for taxation purposes.

     1.2.6 References to any payment, dividend or distribution paid or made on or before a particular date shall include:

          (a) any payment, dividend or distribution which on or before that date has fallen due to be made; and

          (b) any Event which has occurred on or before that date and which is deemed to be a payment, dividend or distribution.

     1.2.7 Where an accounting period of a Group Company begins before and ends on or after Completion it shall be assumed for the purposes of clause 1.2.1 that an accounting period (the "STRADDLE PERIOD") consists of two separate accounting periods, the first beginning on the first day of the straddle period, and the second beginning on Completion and ending on the last day of the straddle period.

     1.2.8 References to something being deemed or treated "FOR TAXATION PURPOSES" in a certain way shall mean that for the purposes of any applicable legislation or decided case law relating to or having reference to Taxation such things are deemed or treated in the way described.

     1.2.9 References to clauses and the Schedule are (unless otherwise stated) to clauses of and the Schedule to this Deed. Headings are for convenience only and shall not affect the construction or interpretation of this Deed.

     1.2.10 General words introduced by the word "OTHER" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words and defined terms shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

     1.2.11 References to any statute or statutory provision shall be construed so as to include firstly a reference to such statute or statutory provision as in force at the date of this Deed and as, if relevant, re-enacted or consolidated, and secondly a reference to any statute or statutory provision of which such statute or statutory provision is a re-enactment or consolidation.

     1.2.12 References to a "PERSON" shall include references to any person, unincorporated association, body of persons, partnership, trust or company.

     1.2.13 The terms "ACCOUNTS", "ACCOUNTS DATE", "BUSINESS DAY", "CASH BALANCES STATEMENT", "CONSIDERATION", "COMPLETION", "DISCLOSURE LETTER" and "SELLERS' SOLICITORS" shall have the meanings attributed to them in the Agreement.

2.     COVENANTS

2.1 Subject to the exclusions and limitations in clause 3, the Covenantors hereby severally covenant to pay to the Buyer the amount of any Liability to Taxation suffered by a Group Company resulting from or in respect of:

     2.1.1 any Event occurring or deemed, for taxation purposes, to have occurred on or before Completion; or

     2.1.2 any Profits earned, accrued or received in respect of any period ending on or before Completion.

2.2 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3, the Covenantors hereby severally covenant to pay to the Buyer the amount of any liability of a Group Company
(other than to any other Group Company) to pay any amount pursuant to an indemnity guarantee covenant or legally binding agreement entered into before Completion under which any Group Company has agreed to meet or pay a sum equivalent to or by reference to either its own Liability to Taxation or any other person's liability to Taxation (construing "LIABILITY TO TAXATION" to include the loss or application in calculating profits or Taxation of a Relief and the loss or setting off of a right to repayment of Taxation).

2.3 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3, the Covenantors hereby severally covenant to pay to the Buyer the amount of all costs and expenses reasonably and properly incurred or payable by the Buyer or a Group Company in connection with any successful claim under this Deed.

2.4 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3, the Covenantors hereby severally covenant to pay to the Buyer the amount of any Liability to Taxation arising from the denial or non-availability of relief under Schedule 7AC TCGA 1992 in relation to the disposal of shares in Lawtel Limited.

2.5 Any payment made by the Covenantors to the Buyer under this Deed shall, so far as lawfully possible, be a reduction in the Consideration payable by the Buyer to the Covenantors under the Agreement.

3.     EXCLUSIONS  AND  LIMITATIONS

3.1 The covenants in clause 2 shall not apply to any liability under that clause to the extent that:

     3.1.1 provision or reserve (other than provision or reserve for deferred Taxation) in respect of that liability was made in the Accounts or the liability has specifically been taken into account in the preparation of the Accounts; or

     3.1.2 the Liability to Taxation is in respect of or by reference to income, profits or gains earned in respect of the period, or any Event occurring, between the Accounts Date and Completion in the ordinary course of business of a Group Company; and for the avoidance of doubt, the following will not be treated as being within the ordinary course of business of a Group
Company:

          (a)     the payment of any dividend or the making of any distribution;
or

          (b) the disposal or realisation or acquisition of any asset, other than from one Group Company to another (including, without limitation, trading stock) in circumstances where, and only to the extent that, the consideration (if any) actually received (or due to be received) or given (or due to be given) for such disposal or realisation or acquisition is less than (or in the case of an acquisition, more than) the consideration deemed to be or have been received or given for taxation purposes; or

          (c) the supply or receipt of any service or business facility of any kind, other than from one Group Company to another (including, without limitation, a loan of money or the letting, hiring, licensing or creation of any tangible or intangible property or rights) in circumstances where, and only to the extent that, the consideration received (or due to be received) or given (or due to be given) is less than (or in the case of a receipt of a service or facility, more than) the consideration which is deemed to be received or given for taxation purposes; or

          (d) any Event, other than one involving two Group Companies, which gives rise to deemed Profits in excess of any actual Profits, and only to the extent of such excess; or

          (e) any Event which results in a Group Company becoming liable to pay or bear a Liability to Taxation (other than PAYE, national insurance contributions and income tax deductible from payments by any Group Company) directly or primarily chargeable against or attributable to another person (other than another Group Company or the Buyer) or any Event which results in a Group Company becoming liable to pay or bear a Liability to Taxation under sections 126 to 129 of and schedule 23 to the Finance Act 1995 or section 48 of the VATA 1994; or

          (f) a Group Company ceasing, for taxation purposes, to be a member of any group or associated with any other company or a Group Company ceasing to be resident in the United Kingdom for taxation purposes; or

(g) the payment of any sum in respect of which an amount should have been withheld in respect of Taxation but has not in fact been withheld.

     3.1.3 the liability would not have arisen but for an act, omission or transaction on the part of or carried out by the Buyer or a Group Company after Completion, except that this exclusion shall not apply where any such act, omission or transaction is carried out or effected by the Buyer or a Group
Company:

          (a) pursuant to a legally binding commitment created on or before Completion; or

          (b) at the written request of the Covenantors with specific reference to this clause 3.1.3; or

     3.1.4 the liability arises or is increased as a result of any increase in the rates of Taxation or any change in any law, regulation, directive, requirement or published practice of a Taxation Authority occurring after Completion; or

     3.1.5 an amount in respect of the liability has been paid by, or on behalf of, the Company or the relevant Group Company before Completion, pursuant to the Corporation Tax (Instalment Payment) Regulations 1998 as an instalment in respect of any accounting period of any Group Company commencing after the Accounts Date, provided that such instalment payment has not already been taken into account for the purposes of reducing the liability of the Covenantors under this Deed. For the purposes of this clause 3.1.5 an amount shall be treated as having been paid on behalf of the relevant Group Company as an instalment if an apportionment has been made to that Group Company under a group payment arrangement pursuant to Finance Act 1998, section 36; or

     3.1.6 the liability is a liability for interest or penalty under the Corporation Tax (Instalment Payments) Regulations 1998 referable to any instalment payment due before Completion which would not have arisen but for factors relevant to the calculation of "total liability" for the purposes of such Regulations for any accounting period ending after Completion not know to the Covenantors or the relevant Group Company concerned at the time of the due payment; or

     3.1.7 the liability arises as a result of a change after Completion in any accounting policy, any tax reporting practice, or the length of any accounting period for tax purposes, except where the Group Company's accounting policies do not conform with generally accepted accounting practice at Completion and the change is made in order that they do so conform; or

     3.1.8 the liability arises or is increased as a result of any Group Company failing to submit the returns and computations required to be made by them or not submitting such returns and computations within the appropriate time limit, in each case after Completion; or

     3.1.9 the liability arises or is increased as a result of the failure of the Buyer to comply with its obligations under clause 6, 7 or 10 of this Deed; or

     3.1.10 any relief arising in respect of an Event occurring or a period ending on or prior to the Accounts Date (other than (i) a Relief that has been taken into account as an asset of a Group Company in preparing the Accounts or in computing (and so reducing) any provision relating to deferred tax which appears in the Accounts (or would, but for the presumed availability of such Relief would have appeared in the Accounts) or (ii) the Corporation Tax Saving) is available to any Group Company to set against or otherwise mitigate the Liability to Taxation (including but not limited to any relief available under any of sections 393, 393A, 402 to 413, or section 240 Taxes Act 1988 or section 102 Finance Act 1989); or

     3.1.11     the  liability  would  not  have  arisen  but  for:

          (a) the making of a claim, election, surrender or disclaimer, the giving of a notice or consent or the doing of any other thing under the provisions of any enactment or regulation relating to tax, after Completion by the Buyer or any Group Company or any person connected with any of them and which was not contemplated or prepared prior to Completion; or

          (b) the failure or omission on the part of any Group Company to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other thing the making, giving or doing of which was taken into account in the preparation of the Accounts and which was disclosed in the Disclosure Letter; or

     3.1.12 the liability relates to the recovery of a debt that was written off in the Accounts; or

     3.1.13 the liability arises under regulations 107 or 108 of the Value Added Tax Regulations 1995 by reason of any event or change of circumstances arising after Completion; or

     3.1.14 an amount in respect of that liability has been recovered pursuant to the warranties and obligations contained in the Agreement or has already been recovered under this Deed; or

     3.1.15 the liability arises in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the shares pursuant to the Agreement; or

     3.1.16 the liability arises in respect of employer national insurance contributions suffered by a Group Company arising from the exercise of any Centaur Options granted prior to Completion to an employee of a Group Company.

3.2     Notwithstanding  anything  in  this  Deed  to  the  contrary:

     3.2.1 the Covenantors shall not be liable for any claim or claims under this Deed in respect of a Liability to Taxation which is or may be assessed on a Group Company unless written particulars thereof giving reasonable details of the specific matters in respect of which any such claim is made shall have been given to the Covenantors no later than six years and three months after the end of the accounting period in which Completion takes place;

     3.2.2 the provisions of paragraph 3 (Upper Limit), paragraph 4 (Lower Limit) and paragraph 5 (Double Claims) of Schedule 6 to the Agreement shall apply as if the same were set out in this Deed but substituting the references to "WARRANTORS" for "COVENANTORS".

4.     WITHHOLDINGS  AND  DEDUCTIONS

4.1 All sums payable by the Covenantors under this Deed or under the Agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Covenantors shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding.

4.2 In the event that any sum paid as a result of the obligations contained in this Deed or in the Agreement is or will be subject to Taxation the Covenantors shall pay such sum as will, after payment of the Taxation so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

5.     THIRD  PARTY  RECOVERY  AND  CORRESPONDING  SAVINGS

5.1 If any payment is made by the Covenantors in full discharge of a liability which has arisen under this Deed then:

     5.1.1 if the Buyer or the relevant Group Company, as the case may be, subsequently receives from any person other than the Buyer, a Group Company or any person connected with any of them for taxation purposes a payment or credit in respect of the Liability to Taxation in question, the payment or credit shall be dealt with in accordance with clause 5.2; or

     5.1.2 if the Buyer or a Group Company is entitled to a payment or credit in respect of the Liability to Taxation in question from any person other than the Buyer, a Group Company or any person connected with any of them for taxation purposes or at some subsequent date becomes entitled to such payment or credit, then the Buyer shall promptly notify the Covenantors of the entitlement and shall, if so required by the Covenantors and at the Covenantors' sole expense and upon the Covenantors indemnifying the Buyer to its reasonable satisfaction against all costs and expenses properly and reasonably incurred, take or procure that the relevant Group Company shall take all such steps as the Covenantors may reasonably request to enforce that entitlement (keeping the Covenantors fully informed of the progress of any action taken) and any payment or credit received shall be dealt with in accordance with clause 5.2.

5.2 Where it is provided under clause 5.1 that a payment or credit is to be dealt with in accordance with this clause 5.2:

     5.2.1 in the case of a payment, the Buyer shall, within five Business Days of receipt, pay to the Covenantors the amount of the payment received less any Taxation payable by the Buyer or any Group Company in respect of the amount received and less any reasonably and properly incurred out-of-pocket costs, charges and expenses of recovery;

     5.2.2 in the case of a credit, the Buyer shall, within five Business Days of the date on which Taxation would otherwise have been payable had such credit not been available, pay to the Covenantors an amount equal to the amount of such Taxation less any reasonably and properly incurred out-of-pocket costs, charges and expenses associated with obtaining the benefit of that credit;

subject to a maximum of the payment referred to in clause 5.1 made by the Covenantors under this Deed.

5.3 If any payment is made by the Covenantors in full discharge of a liability which has arisen under this Deed, then if the auditors for the time being of a Group Company certify that a Relevant Amount exists for the purposes of this clause, clause 5.7 shall apply.

5.4 A Relevant Amount shall be determined for the purposes of this clause as follows:

     5.4.1 if a provision for taxation in the Accounts is an Over-provision, the amount of such Over-provision shall be a Relevant Amount;

     5.4.2 if a liability to which clause 2 applies gives rise to a Saving, the amount of such Saving shall be a Relevant Amount.

5.5 For the purposes of clause 5.4, an Over-provision exists if any Liability to Taxation has been overstated in the Accounts, or such Liability to Taxation has been discharged and satisfied below the amount attributed thereto in the Accounts.

5.6 For the purposes of clause 5.4, a Saving shall include the saving which arises where, as a result of a Liability to Taxation in respect of which payment has been made by the Covenantors under this Deed, any Group Company is relieved in whole or in part of a liability to make a payment of Taxation which it would otherwise have been liable to make, or it obtains a Relief which would not otherwise have been available.

5.7     Where,  pursuant  to  clause  5.3, this clause 5.7 applies to a Relevant
Amount:

     5.7.1 the Relevant Amount shall first be set off against any payment then due from the Covenantors under this Deed;

     5.7.2 to the extent that there is an excess, a refund shall be made to the Covenantors of any previous payment or payments made by them under this Deed up to the amount of such excess; and

     5.7.3 to the extent that the excess referred to in clause 5.7.2 is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payments which become due from the Covenantors under this Deed.

6.     CONDUCT  OF  CLAIMS

6.1 If the Buyer or any of the Group Companies becomes aware of a Tax Assessment relevant for the purposes of this Deed, the Buyer shall promptly give written notice of the Tax Assessment to the Covenantors but so that the giving of such notice shall not be a condition precedent to the liability of the Covenantors. If the Covenantors shall indemnify the relevant Group Company or Companies to the Buyer's reasonable satisfaction against all losses, costs, damages and expenses (including interest on overdue Taxation and any Taxation which has to be paid before a Tax Assessment can be appealed) which have been or will be properly and reasonably incurred, the Buyer shall, or shall procure that the relevant Group Company or Companies shall, take such action and give such information and assistance in connection with the affairs of the relevant Group Company or Companies as the Covenantors may reasonably request to resist, appeal or compromise the Tax Assessment.

6.2 The Buyer shall not be obliged to procure that a Group Company appeals against any Tax Assessment if, having given the Covenantors written notice of the receipt of that Tax Assessment in accordance with clause 6.1, it has not within fifteen Business Days of the giving of such notice received instructions in writing from the Covenantors, in accordance with clause 6.1, to make that appeal.

6.3 The Covenantors shall not be entitled to request that the Buyer takes or procures the taking of any action under this clause 6 if in respect of any Tax Assessment notified under clause 6.1 it is alleged by the Taxation Authority in question that the Covenantors, or the relevant Group Company whilst it was under the control of the Covenantors, has committed acts or omissions which may constitute fraud.

6.4 For the avoidance of doubt, the actions which the Covenantors may reasonably request under clause 6.1 shall include the relevant Group Company or Companies applying to postpone (so far as legally possible) the payment of any Taxation and the Covenantors shall being allowed to take on or take over the conduct of all or any proceedings arising in connection with the Tax Assessment in question. The Buyer shall, and shall procure that the relevant Group Company or Companies shall, provide the Covenantors with copies of all correspondence entered into and notes of any conversations or meetings with any Taxation
Authority to the extent that such correspondence or notes relate to the Tax Assessment in question. The Covenantors shall keep all such information confidential. If the Covenantors take over conduct of any proceedings under this clause 6, the Covenantors shall keep the Buyer informed of all material discussions with any Taxation Authority in relation to the proceedings and shall promptly provide copies of all material correspondence or other material documentation in relation to the proceedings to the Buyer.

6.5 The relevant Group Company or the Buyer (as the case may be) shall be at liberty without reference to the Covenantors to admit, compromise or otherwise deal with any Tax Assessment after the service of a notice in writing on the relevant Group Company or the Buyer by the Covenantors to the effect that they consider the Tax Assessment should no longer be resisted

6.6 Notwithstanding anything to the contrary in this clause 6, the Buyer shall not be obliged to:

     6.6.1 take or procure that a Group Company takes any action, the effect of which is, or is reasonably likely, to result in a material increase in the amount of Taxation payable by the Group Companies or the Buyer in respect of accounting periods ending after Completion beyond what that liability would have been but for the taking of that action; or

6.6.2 procure that a Group Company appeals against any Tax Assessment in any forum beyond the first relevant appellate body unless leading tax counsel of at least six years' call advises in writing that, in that counsel's opinion, the chances of success in such a further appeal would be greater than the chances of failure.

7.     TAX  COMPUTATIONS

7.1 The Buyers or their duly authorised agents shall, at the Buyer's sole expense, prepare drafts of the tax returns and computations for the Group Companies for all outstanding accounting periods ended on or prior to the Accounts Date (the "OUTSTANDING RETURNS"). The Buyer will provide copies of all material correspondence in relation to the outstanding returns to the Covenantors and will procure that the Group Companies shall sign or submit the outstanding returns to the relevant Taxation Authorities without amendment or with such amendments as the Covenantors may reasonably require, provided that nothing in this clause 7 shall oblige the Buyer to sign any outstanding returns that are not true and accurate in all material respects.

7.2 The Covenantors shall give such information and assistance and supply or procure to be supplied all such information, documents and other papers and shall facilitate access to such books and records as may be reasonably required by the Buyer to agree the outstanding returns with the relevant Taxation Authorities.

8.     AMOUNT  OF  A  LIABILITY  TO  TAXATION

The amount of a Liability to Taxation in respect of which the Covenantors becomes liable to pay an amount to the Buyer under clause 2 shall be as follows:

8.1     in  the  case  of  an  A  Liability,  the  amount  of  such  payment;

8.2 in the case of a B Liability, the amount of Taxation saved as a consequence of the application of the Relief;

8.3 in the case of a C Liability, the amount of the repayment which would otherwise have been obtained or the amount by which such repayment is reduced, as the case may be;

8.4     in  the  case  of  a  D  Liability:

8.4.1 in respect of the loss or non-availability of a Relief other than the Corporation Tax Saving, the amount of Taxation which would have been saved had such Relief been available; or

8.4.2 in respect of a D Liability arising from the loss or non-availability of the a Relief comprising the whole or part of the Corporation Tax Saving, an amount equal to 30% of the amount of the Assumed Deduction that is lost or proves to be unavailable, provided that the aggregate amount of all such D Liabilities shall not exceed 3,106,000 pounds.

9.     DUE  DATE  FOR  PAYMENT

9.1 Where a claim under this Deed involves an A Liability, the Covenantors shall pay to the Buyer the amount which is required to be paid by them on or before the date which is the later of five Business Days after demand is made by the Buyer and the fifth Business Day prior to the date on which the Taxation in question has to be paid to the relevant Taxation Authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that Liability to Taxation.

9.2 In all other cases where there is a Liability to Taxation to which this Deed applies and in a case where any other amount is claimed by the Buyer under this Deed (other than a D Liability resulting from the non-availability or loss of a Relief that comprises the whole or part of the Corporation Tax Saving) , the Covenantors shall pay to the Buyer the amount or amounts which are required to be paid by them on or before the date which is the later of five Business Days after demand is made by the Buyer to the Covenantors and the fifth Business Day prior to the date on which the relevant Group Company is liable to pay the Taxation which, but for the loss, set-off or non-availability of the right to repayment or Relief (as appropriate) it would not have been liable to pay.

9.3 Where a claim under this Deed involves a D Liability which results from the loss or non-availability of a Relief that comprises the whole or part of the Corporation Tax Saving, the Covenantors shall pay to the Buyer the amount which is required to be paid by them on or before the date which is the later of (i) subject to the Covenantor's rights under Clause 6 (Conduct of Claims), the fifth Business Day after the date on which for any reason it is finally determined that all or part of the Assumed Deduction has been lost or is unavailable and
(ii) five Business Days after demand is made by the Buyer to the Covenantors. For the purposes of this clause 9.3, the phrase "finally determined" shall, where the Covenantors have waived or exhausted their rights under Clause 6, include the Company agreeing with the Inland Revenue the market value of the shares acquired on the exercise of the Centaur Options.

9.4 Any sums not paid by the Covenantors on the date specified in clauses 9.1, 9.2 or 9.3 for payment of the same shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) from the due date for payment at the rate per annum of the base rate of National Westminster Bank Plc applicable from time to time (or in the absence of such rate at such similar rate as the Buyer shall select) plus 3% calculated on a daily basis for the period from the relevant due date for payment up to and including the date of actual payment.

10.     BUYER  COVENANT

10.1 The Buyer covenants to pay to the Covenantors an amount equal to any liability to Taxation of any of the Covenantors or any person connected with any of the Covenantors which is also a liability of another person and which is payable by any of the Covenantors or any such connected person by reason of (i) the other person failing to discharge such liability or (ii) any Covenantors or any such connected person being at any time before Completion a member of the same group as such other person or otherwise connected with or related to such other person for Taxation purposes.

10.2     The  covenant  contained  in  paragraph  10.1  shall:

10.2.1 extend to any costs reasonably and properly incurred by the Covenantors or any such other person in connection with such Taxation or a claim under paragraph 10.1; but

10.2.2 not apply to Taxation to the extent that the Buyer could claim payment in respect of it under this Deed.

10.3 The Buyer shall pay any amount which is required to be paid by it pursuant to clause 10.1 on or before the fifth Business Day before the date on which the Taxation in question has to be paid to the appropriate Taxation
Authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that Taxation or, if later, not more than five Business Days following the date on which the Covenantors notify the Buyer of its liability to make such payment.

11.     GENERAL

11.1 Any remedy or right conferred by this Deed for the breach of this Deed shall be in addition to and without prejudice to any other right or remedy available to it.

11.2 No failure or delay or time or indulgence given by any party in or before exercising any remedy or right under or in relation to this Deed shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

11.3 No waiver by any party of any requirement of this Deed or of any remedy or right under this Deed shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this Deed shall operate as a waiver of any repetition of such breach.

11.4 This Deed may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Deed.

11.5 The parties shall, and shall procure that any necessary third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Deed.

11.6 If this Deed, or any part of it, is or becomes to any extent invalid, illegal, unenforceable or void by virtue of any particular provision or indemnity which it contains, then this Deed shall have effect as though that provision or indemnity were removed.

11.7 No provision of this deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any third party.

12.     NOTICES

12.1 Any notice to be given under this Deed shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any notice shall be sent or delivered to the party to be served at the address set out in the Schedule (marked: "for the attention of the Company Secretary").

12.2     Service  of  a notice must be effected by one of the following methods:

     12.2.1 in person on a director or the secretary and shall be treated as served at the time of such service;

     12.2.2 by prepaid first-class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted; or

     12.2.3 by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first Business Day after the date of such delivery.

12.3 A party may notify any other party of a change to the details referred to in clause 12.1 provided that such notification is made in accordance with clause 12.2 and shall only become effective on the date falling five Business Days after service of such notice (or, if later, on the date specified in such notice).

12.4 The Covenantors irrevocably authorise and appoint the Seller's Solicitors (or the firm which at the time in question has succeeded to it and carries on its practice) as its agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Deed and service on such agent shall be deemed to be service on the Covenantors.

13.     APPLICABLE  LAW  AND  JURISDICTION

13.1 This Deed and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of England.

13.2 The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Deed provided that nothing contained in this clause 13 shall be taken to have limited the right of the Buyer to proceed in the courts of any other competent jurisdiction.

14.     ASSIGNMENT

14.1 No party shall be entitled to assign, transfer, or create any trust in respect of the benefit or burden of any provision of this Deed without the prior written consent of the other parties.

AS WITNESS this Deed has been executed as a deed by or on behalf of the parties the day and year first before written.

                                  THE SCHEDULE

                                     PART I

                                   COVENANTORS


NAME                                   ADDRESS/REGISTERED OFFICE
--------------------------------------------------------------------------------
                                       Hartrow Manor
                                       Lydeard St Lawrence
                                       Taunton
                                       Somerset TA4 3PZ
Graham Sherren
                                                 350 Park Avenue
                                       New York
                                       NY 10022
                                       U.S.A.
VS & A Communications Partners II, LP
                                       One Rockefeller Plaza
                                       New York
                                       NY 10020
Griffin Land and Nurseries Inc. . . .  U.S.A.




                                     PART II

                                      BUYER


NAME                  REGISTERED OFFICE
--------------------------------------------------------------------------------

                      St Giles House
                      50 Poland Street
Centaur Holdings Plc  London W1F 7AX




                                    PART III

                                 GROUP COMPANIES


NAME                                           REGISTERED OFFICE
--------------------------------------------------------------------------------

Centaur Communications Limited             St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Ascent Publishing Limited                  St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Centaur Publishing Limited                 St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Chiron Communications Limited              St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Compuvest Limited                          St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Hali Publications Limited                  St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

I.F.A. Events Limited                      St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Key Market Research Limited                St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Market Access Data Limited                 St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Market Research Exhibitions Limited        St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Marketing & Media Conferences Limited      St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Marketing Week Communications Limited      St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Marktab Plc                                St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Mayfield Publishing Limited                St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

MCP (Publishing) Limited                   St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Media Magazines Limited                    St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Moorgate Nominees Limited                  St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Oguz Press Limited                         St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Perfect Information Inc.                   2711 Centerville Road
                                           Suite 400, City of Wilmington
                                           County of New Castle
                                           State of Delaware

Perfect Information Limited                St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Process Communications Limited             St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Spicers Centre for Europe Limited          St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Sporting Events Publishers Limited         St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Synergy Real Time Systems Limited          St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Synergy Software Limited                   St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Synergy Software Solutions (Asia) Limited  39th Floor
                                           One Pacific Place
                                           Admiralty
                                           Hong Kong

Synergy Software Solutions Limited         St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Synsoft Group Limited                      St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Yelbric Limited                            St. Giles House
                                           50 Poland Street
                                           London W1F 7AX

Your Business Magazine Limited             St. Giles House
                                           50 Poland Street
                                           London W1F 7AX


SIGNED  as  a  deed                  )

by  GRAHAM  SHERREN                  )               Graham  Sherren

in  the  presence  of                )



Witness


Signature:     Aaron  Stocks


Address:       10  Snow  Hill


               London


Occupation:    Solicitor






SIGNED  as  a  deed  by              )

                                     )

in  its  capacity  as  manager  of   )

VS&A  COMMUNICATIONS  PARTNERS       )

II  LP  acting  by:                  )


                                                Marco  Sodi

                                                Director


                                                Morgan  Callagy

                                                Director/Secretary


SIGNED  as  a  deed  by              )

GRIFFIN  LAND  AND                   )

NURSERIES  INC  acting  by:          )


                                                Frederick  M  Danziger

                                                Director


                                                Anthony  Galici

                                                Secretary



SIGNED  as  a  deed  by              )

CENTAUR  HOLDINGS  PLC               )

acting  by:                          )


                                                Colin  Morrison

                                                Director


                                                Patrick  Taylor

                                                Director/Secretary